                                                                    Exhibit 99.2



                  WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP
                                FAIRNESS OPINION
                                Table Of Contents

           ---------------------------------------------------------


METHODOLOGIES USED IN VALUATION................................................................1

NET BOOK VALUE.................................................................................2

PURCHASE PRICE PREMIUM ANALYSIS................................................................4

PRESENT VALUE OF DISCOUNTED CASH FLOWS ("DCF").................................................5

MARKET COMPARISON APPROACH.....................................................................7

ACQUISITION VALUE..............................................................................10

         Comparable Transactions...............................................................10

REAL ESTATE VALUATION SUMMARY..................................................................12


EXHIBITS
----------------------------------------------------------------------------------------------------

HISTORICAL & PROJECTED FINANCIAL STATEMENTS                                                     A

COMMON STOCK PRICE/VOLUME ANALYSIS - MHGI                                                       B

ASSET/BOOK VALUE ANALYSIS                                                                       C

DISCOUNTED CASH FLOW ANALYSIS                                                                   D

COMPARABLE COMPANY ANALYSIS                                                                     E

METHODOLOGIES USED IN VALUATION
-------------------------------

A number of appraisal methods and variations have been developed by valuation experts over the years in assessing financial fairness. These approaches consider quantitative factors (financial and accounting statistics), and qualitative factors (ability of management, supplier relationships, customer products acceptance, etc.) to arrive at an overall Fairness Opinion ("Opinion").

Three considerations must be taken into account in a valuation regardless of which individual or combination of methodologies are eventually used. They are:

    1. Restrictive agreements, if any, which may inhibit the free transfer of a company's common stock. At Wendy's of West Michigan Limited Partnership ("WWMLP" or the "Company") there are none with regards to the transfer of the L.P. units.

    2. Analysis of an established market price or other sales of the stock being valued. Prices determined in a free and open market are sometimes the best indications of value.

    3. Review of generally accepted approaches to valuations including Net Book Value, Present Value of Discounted (Estimated) Future Earnings, and Market Comparison. It should be stressed that none of these valuation tools is inherently better than the others, and each method is used in different circumstances.

NET BOOK VALUE
--------------

The net book value or net equity method implies that a company is worth its accumulated retained earnings or deficit, plus its original capitalization. Net book value is primarily an amount arrived at over a company's existence that reflects accounting history expressed in unadjusted dollars and not the company's potential.

In most going concerns with a viable future, net book value is lower than the selling price of the company. Book Value is only of importance to the extent it provides an adequate base for the continuance of operations. In most instances where a company earns a significant return on its assets (both tangible and intangible), the net book value approach is not representative of the company's intrinsic business value.

Book Value is an accounting concept, augmented by appropriate Fair Market Value asset adjustments, recording the accumulated financing input from contributed capital and retained earnings. Intrinsic business value is an economic concept estimating future cash output discounted to present value. In essence, book value tells you what you have put in; intrinsic business value estimates what can be taken out.

Bonbright commented as follows on the term "book value":

         "In all respects the relationship between the commercial value of a business and the so-called physical values of its assets is highly indirect and uncertain. Almost never does it justify an assumption that the `values' (that is, the depreciated costs) of the latter even roughly measure the value of the former." (1)

The United States Court of Appeals in KETLER VS. COMMISSION (2) rejected book value as a primary valuation factor stating, "It is quite evident that the book value of a stock is a very unreliable basis upon which to determine the fair market value." The court referred to the case of ANSON EVANS (3), to the effect that "Book Value frequently bears no relationship to actual cash or fair market value."

Despite the early and widespread recognition of the inadequacy of "book value" as a primary valuation factor, there have been litigated cases(4) in which either the Internal Revenue Service or the taxpayer contended that the fair market value of stock approximated its "book value". It is notable that the courts in all cases rejected the contention that book value approximated the fair market value of the capital stock.

Net tangible book value represents net book value less all intangible assets, such as, but not limited to: excess of cost or acquired companies over fair value of net assets acquired (more commonly known as "Goodwill"), unamortized securities issuance costs, patents, etc.



--------
1    Bonbright, Valuation of Property 265
2    KETLER VS. COMMISSION, 196 f.2d 822
3    ANSON EVANS, 29 B.T.A. 710
4    Among these were COLONIAL TRUST CO. VS. KRAEMER, 63 F.
     Supp. 866; BARTRAM, EXEC. VS. GRAHAM ADMX., 157 F.
     Supp. 757; ESTATE OF SAMUEL E. MONTGOMERY, 127 T.C.M.
     1380; ESTATE OF MARY K. MILLER, 18 T.C.M. 1127.

We have reviewed the book value of WWMLP's assets in limited detail. This review included visits to several of the Company's restaurant locations in June, 1996. While the liquidation value of the assets could possibly exceed their book value, it is not clear what effect this has on earnings potential, or ultimately the Company's value. Further, because of the nature of WWMLP's business, it is unclear whether the fair market value of these assets would be at the same value level as the net book value.

       =================================================================

                  WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP
                            ASSET/BOOK VALUE ANALYSIS

                              As of August 31, 1997

                               ($'s in thousands)

       -----------------------------------------------------------------
                                                  NET BOOK   FORCED
                                                   VALUE      VALUE
       -----------------------------------------------------------------
            Current Assets
            Land
            Leasehold Improvements
            Building & Improvements
            Restaurant Equipment
            Office Equipment
             Leased Property
                  Gross Amount
            Less: Total Liabilities
                                               ----------- -----------
                Shareholder's Equity
            Total Shares Outstanding (000's)
                                               ----------- -----------
            ASSET VALUE PER WWMLP SHARE
       =================================================================

PURCHASE PRICE PREMIUM ANALYSIS
-------------------------------

Since June, 1996, Meritage and its affiliates have acquired approximately 54% of the units of WWMLP. These transactions are the basis for analyzing the differences between all of the prices offered and the Proposed Transaction Purchase Price, and are distributed below:

================================================================================================================
                                   WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP
                                         PURCHASE PRICE PREMIUM ANALYSIS
================================================================================================================

                                                                    TOTAL            PROPOSED
                                                 EQUIVALENT     CONSIDERATION      TRANSACTION           %
   DATE      # OF UNITS   CONSIDERATION             VALUE           VALUE       CONSIDERATION (A)     PREMIUM
----------- ------------- --------------------- -------------- ---------------- ------------------- ------------
   6/96         14        Cash                     $5,000          $70,000            $7,500           50.0%
   7/96       143.25      MHGI Stock               $6,000         $859,500            $7,500           25.0%
                          (unregistered)
  10/96       482.55      Cash                     $7,000       $3,377,850            $7,500            7.1%
  11/96         41        Series A                 $7,200         $295,200            $7,500            4.2%
                          Convertible
                          Preferred Stock

NOTES:

(A) The Consideration would be paid in Meritage Common Shares which will be registered on form S-4, at the transaction closing date, based on the lesser of the average high and low bid price on the OTC Bulletin Board for the 10 trading days preceding the date of dissolution and $4.125.
================================================================================================================

PRESENT VALUE OF DISCOUNTED CASH FLOWS ("DCF")
----------------------------------------------

This approach argues that a potential investor will pay a price for a security that yields a targeted minimum rate of return on invested capital (both to suppliers of debt and equity). Using this targeted rate of return as a discount factor, the present value of an estimated future earnings stream for a given number of years can be computed by discounting each year's estimated earnings to the present time. Other factors considered include the expected cyclicality or unpredictability (if any) of a company's earnings and cash flow and the investors' willingness to wait out a given length of ownership.

To state the premise another way, DCF valuation posits that the buyer purchases a time series of free cash flows that are generated by the assets purchased. DCF does not value the total cash flow of the business. Rather, it values only the FREE CASH FLOW. In doing so, this analysis separates and ascribes a value only to the cash flows that an investor can remove from the business. Cash that is generated but used to sustain the business (such as increases in working capital and capital expenditures) is not included in the DCF value. Cash flow that must be retained in the business creates no incremental value to the buyer.

Before defining free cash flow, another methodological nuance should be noted. As noted, DCF valuation uses a discount rate that reflects the firms weighted cost of capital or the price it must pay to suppliers of both debt and equity. Accordingly, discounted free cash flow is independent of financing costs. For Wendy's of West Michigan Limited Partnership, we have considered management's projected financial statements to estimate Free Cash Flow (See EXHIBIT A).

TERMINAL VALUE
--------------
DCF valuation is composed of two values: a forecast of free cash flows for some term of years and a terminal value that is a surrogate for the present value of the discounted cash flows that are expected to occur in the years after the end of the forecast period.

Terminal value at the end of the period of cash flow forecasts may be arrived at in different ways, such as estimating book value, applying a price/earnings multiple to forecasted earnings or employing a cash flow multiple. We feel using a cash flow or operating income multiple is most consistent with DCF methodology. In essence, this technique multiplies the operating income in the last year of the forecast by a multiplier that attempts to estimate the value of cash flows in perpetuity. We have used a multiple of 5.5 which equates to a perpetuity value of 12.0%(5).

COST OF CAPITAL (DISCOUNT RATE)
-------------------------------
Once the free cash flows and terminal values are estimated, the present value of these components is calculated. The acquirer is paying today for access to the cash flows generated by the assets in the future, therefore, these cash flows must be discounted to the present. The proper discount rate can be estimated by calculating the marginal weighted average cost of capital. In essence, the discount rate attempts to approximate the rate of return the suppliers of capital will expect to earn. In WWMLP's instance, because of its asset structure, working capital liquidity needs and capitalization requirements, a purchaser would not be able to borrow all of the acquisition funds on a senior basis. Thus, a component of the capital structure could, by necessity, consist of equity related subordinated debt, commonly referred to as "mezzanine capital", along with a substantial amount of equity. On this basis, the risk-adjusted cost of capital for WWMLP is calculated as follows:


--------
5     (  1 -.34   )= 12.0% where 5.5 is the EBIT multiple required and 34.0% is the corporate income tax rate
       -----------
        (  5.5 )

------------------------

=======================================================================================================
                              WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP
                              WEIGHTED AVERAGE COST OF CAPITAL CALCULATION
=======================================================================================================
                                                                                         WEIGHTED
    COMPONENT                      WEIGHT       COST       TAX BENEFIT    AFTER-TAX        COST
    ------------------------------------------------------------------------------------------------
    Senior Debt                      60%         9.0%        34.0%           6.1%         3.6%
    Subordinated Debt                 0%        20.0%        34.0%          13.1%
    Equity                           40%        25.0%         0.0%          10.0%        10.0%
                                --------------------------------------------------------------------
        COST OF CAPITAL             100%                                                 13.6%

=======================================================================================================

ANALYSIS
--------
We have made a five year projection of income statements and balance sheets based, in part, on projections provided by the Company and considering historical financial performance. We analyzed three distinct scenarios: i) Conservative Scenario, ii) Management Budgeted Scenario, and iii) Aggressive Scenario. We have utilized these projections and reformatted the financial information, (to value the real estate owned by the Company separately) contained within the statements to arrive at a number that approximates WWMLP's net after tax cash flow from operations. To this operations only figure, we added back the real estate value of the Company owned properties. Based on the historical and projected financial statements (EXHIBIT A), we have prepared a discounted cash flow analysis (EXHIBIT D).

DCF ANALYSIS (000'S)
--------------------
This value is achievable only if the assumptions used in making the forecasts are defensible and accurate. If the assumptions are not defensible, a discount to these values would be appropriate.

=======================================================================================
                     WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP
                             DISCOUNTED CASHFLOW ANALYSIS
                      For the 12 months ended November 30, 1997
                                  ($'s in thousands)
=======================================================================================
                                                                 Management
                                                   Conservative   Budgeted    Aggressive
ASSUMPTIONS                                          Scenario     Scenario     Scenario
-----------                                          --------     --------     --------
Terminal Value Discount Rate                            13.6%       13.6%        13.6%
Cash Flow Discount Rate                                 13.6%       13.6%        13.6%
Terminal Value Multiple                                  5.5x        5.5x         5.5x

DESCRIPTIONS
------------
PV of Free Cash Flows                                  $3,423      $3,850       $4,409
PV of Terminal Value                                   $1,479      $2,269       $2,878
                                                 --------------------------------------
      INTRINSIC BUSINESS VALUE                         $4,902      $6,119       $7,287

ADJUSTMENTS
-----------
Plus: Cash & Equivalents                                   $0          $0           $0
Plus: Prepaids & Other Assets                              $0          $0           $0
Less: Funded Debt                                     ($3,609)    ($3,609)     ($3,609)
Less: Other                                               ($0)        ($0)         ($0)
                                                 --------------------------------------
   Subtotal                                           ($3,609)    ($3,609)     ($3,609)

   UNITHOLDER VALUE (OPERATIONS ONLY)                  $1,293      $2,510       $3,678
   UNITHOLDER VALUE (REAL ESTATE - SEE PAGE 12)        $4,615      $4,615       $4,615
                                                 --------------------------------------
        TOTAL UNITHOLDER VALUE                         $5,908      $7,125       $8,293

   TOTAL WWMLP UNITS OUTSTANDING (000'S)               1.2568      1.2568       1.2568
                                                 --------------------------------------
   UNITHOLDER VALUE PER UNIT OF WWMLP                  $4,700      $5,670       $6,599
                                                 ======================================

                                   MEAN VALUE                     $5,656
=======================================================================================

MARKET COMPARISON APPROACH
--------------------------
This approach assumes that a degree of comparability exists between the Company and other similar firms for which a value has been established over a five year time horizon in an active and free trading market. Once similarity is established, the relationship to market value is expressed as a Price/Earnings ratio. This ratio, then, may be modified to reflect special conditions, risks, or opportunities which are unique to the Company.

There are obvious problems in identifying publicly traded firms whose total business parallels the Company's. Generally, the Company's area of operations is not identically represented in the operations of the companies to which it is being compared. Despite this difficulty, we feel this method provides a valid technique for the valuation of the Company in a stable market environment over a suitable analytical period. Under this method, the Company reflects both its hypothetical worth and value, absent special considerations, as if it were an actively traded security.

MARKET COMPARISONS
------------------
EXHIBIT E details the financial comparison for selected public companies in the related industries. In valuing WWMLP as a public company, a number of factors were considered, as follows:

   A. Industry Niche (technical expertise with high market share)
   B. Earnings Growth
   C. Revenue Size and Growth
   D. Market Diversity
   E. Balance Sheet Strength
   F. Return on Equity
   G. Trading Volume (potential market capitalization)

We have reviewed those companies in EXHIBIT E and have condensed the list to those companies we feel have similar operating characteristics to WWMLP. With WWMLP's unique operating niche, we chose the following companies we deem to be truly comparable. In each instance, the following companies have some degree of comparability or at least have significant assets utilized in a similar industry segment:


===================================================================================================
                           WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP
                                       COMPARABLE COMPANIES

===================================================================================================
     COMPANY                        DESCRIPTION

---------------------------------------------------------------------------------------------------
     Davco Restaurants, Inc.        Operates approximately 228 fast food restaurants under the trade name "Wendy's Old Fashioned Hamburgers".

     Morgan's Foods, Inc.           Operates 40 "Kentucky Fried Chicken" restaurants in five
                                    states.

     Taco Cabana, Inc.              Operates a chain of 121 Mexican food restaurants which are operated directly or through franchises.

     Wendy's International          Operates or franchises over 4,933 "Wendy's" and "Tim Hortons"
                                    restaurants in the United States and 33 countries and
                                    territories.

===================================================================================================


MARKET COMPARISON ANALYSIS
--------------------------
Wendy's International, Davco Restaurants, Morgan's Foods and Taco Cabana represent (in the order presented) the most comparable companies to WWMLP. Generally, the average P/E and Total Consideration/Operating Income ratios for these companies most accurately reflect the market valuation for quality participants in the quick service restaurant industry segment, as measured primarily by return on equity and other ratios.

For purposes of our analysis, we believe that all four companies would be the best comparable companies to utilize. The valuation of a publicly traded company is normally expressed as a function of its P/E ratio. We feel that the public market provides objective evidence as to value. However, we feel the proper way to view a company's valuation by the public is as a function of Total Consideration and EBITDA (Earnings Before Interest, Taxes, Depreciation & Amortization). In using EBITDA as a proxy for free cash flow from operations, we assume that depreciation & amortization and capital expenditures do not offset each other. In doing so, we are valuing a company based more on its intrinsic business value or Total Consideration, rather than relying solely on the public market's current P/E valuation perception. On this basis, the four comparable companies are trading at approximately 7.1x LTM EBITDA while the comparable group has a mean (excluding the high and low) of approximately 11.9x LTM EBITDA. In addition to analyzing EBITDA, we feel that it is important to examine the share price relative to the earning of these comparable companies as well. The four comparable company mean (excluding the high and low) P/E ratio (based off of 1997F earnings) was approximately 21.9x. In reviewing the four comparable companies financial performance relative to WWMLP's, we note that three of the four comparable companies operating income percentages are significantly above those earned by WWMLP (Morgan Foods has margins below WWMLP's).

Based on our transactional analysis, we believe that the public market multiple of Total Consideration to EBITDA indicated for the comparable companies is in excess of the multiple a prospective investor would consider fair or an acquirer would pay in a market for corporate control for all the Units of WWMLP.

We think WWMLP would command a multiple lower than the 7.1x LTM EBITDA multiple indicated for a number of reasons. First, from an aggregate size standpoint, WWMLP is small relative to the size of the comparable companies. Size alone, while not necessarily having any impact on intrinsic value, does impact a Company's ability to withstand competitive pressures, whether from suppliers or customers. Further, size impacts a prospective purchasers pool of synergy opportunities (i.e. Selling, General and Administrative savings). Additionally, WWMLP's industry is in a very competitive mode where margins may become more narrow in the future, thus placing pressure on the business. Thus we believe that a more appropriate multiple of LTM EBITDA would be 5.5x.

Earnings are calculated as follows:

==================================================================================
                   WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP
                            MARKET COMPARABLE ANALYSIS
                                ($'s in thousands)
==================================================================================
                                                            1998F        1999F
                                                            MGMT.        MGMT.
        CATEGORY                                          BUDGET(A)   BUDGET(A)
----------------------------------------------------------------------------------

EBITDA MULTIPLE ANALYSIS
------------------------
     FORECASTED EBIT  (FYE 11/30)                                $772        $849

     Rebate Income                                               $265        $271
     Real Estate Lease Obligation  (B)                         ($484)      ($496)
                                                         -------------------------
         ADJUSTED EBIT                                           $553        $624

     Depreciation                                                $698        $741
     Amortization                                                $198        $198
                                                         -------------------------
         ADJUSTED EBITDA                                       $1,449      $1,563

     Normalized Capital Expenditures                           ($300)      ($300)
                                                         -------------------------
     OPERATING CASH FLOW                                       $1,149      $1,263

     Multiple-Operating Cashflow                                 5.50        5.00
                                                         -------------------------
     INDICATED CAPITALIZED VALUE                               $6,320      $6,315

     SHAREHOLDER VALUE ADJUSTMENT
         Plus:    Cash & Equivalents                               $0          $0
         Plus:    Prepaids & Other Assets                          $0          $0
         Less:    Funded Debt                                 ($3,609)    ($3,609)
         Less:    Notes Payable                                   ($0)        ($0)
                                                         -------------------------
          Total Shareholder Value Adj.                        ($3,609)    ($3,609)

          TOTAL UNITHOLDER VALUE (OPERATIONS ONLY)             $2,710      $2,706
          TOTAL UNITHOLDER VALUE (REAL ESTATE - SEE PAGE 12    $4,615      $4,615
                                                         -------------------------
               TOTAL UNITHOLDER VALUE                          $7,325      $7,321

           Total WWMLP Units Outstanding (000's)               1.2568      1.2568
                                                         -------------------------
           TOTAL UNITHOLDER VALUE PER SHARE                    $5,829      $5,825
                                                         =========================
                                                 MEAN          $5,827

A.  Roney & Co.'s usage of Management's Budget reflects only operational EBIT
B.  These figures assume 8.5% rents for the 5 Company owned locations and 5%
    rent for the building lease on the ground lease property.
==================================================================================

ACQUISITION VALUE
-----------------
The acquisition value of a company seeks to estimate the price at which the company would "trade in the market for corporate control." Acquisition value is the price an acquirer would pay to control the target's assets and the free cash flows (FCF) they generate. Transactions occur in the public market almost daily at prices significantly above current secondary trading levels. The premium paid over the market trading level of the stock of a company is, in fact, a derived figure rather than an analytical tool(6). When the various valuation methods outlined previously justify a price over current trading prices, then a premium price is paid. The price paid rests on the conclusion of the analysis. To some degree, the prices paid are a result of the intense amount of competition among buyers for quality businesses and to a greater degree they reflect the economic benefits of all the synergies that a buyer may bring to a seller in a corporate combination.

Thus, the value of a company (its intrinsic value) as an independent entity often will be different than the value of the company when it is combined with another firm. The acquisition value will reflect incremental cash flow generated by consolidated tax savings, cost savings due to the elimination of redundant operations, distribution economies, or other business benefits.

The first step in this approach is to determine a sample of comparable companies that have been involved in a merger or acquisition. From a comparability standpoint, we look at the following aspects of a company: industry, products, processes, customers, distribution channels, and suppliers among others. For WWMLP, we reviewed a number of transactions and feel they are representative of the valuation multiples that would be paid for WWMLP, given forecasted earning, in a competitive market place.

COMPARABLE TRANSACTIONS
-----------------------
The following summarizes the multiples paid:

======================================================================================================
                            WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP
                            COMPARABLE MERGERS & ACQUISITION TRANSACTIONS
------------------------------------------------------------------------------------------------------------
                                                                                                 MULTIPLE
      DATE                                                                          TOTAL           OF
    COMPLETED  ACQUIRER                 ACQUIREE                                CONSIDERATION     EBITDA
------------------------------------------------------------------------------------------------------------
      1994     Apple South              Apple-Tenn-Flo L.P.                       $17,000,000          N/A
      1994     Quality Dining, Inc.     Grayling Corporation                      $19,900,000        6.63x
      1995     Apple South, Inc.        Marcus Group - Applebee's                 $48,000,000        6.82x
      1995     Apple South, Inc.        DF&R Restaurants Inc.                    $201,216,000       14.37x
      1995     Quality Dining, Inc.     Burger King Franchisee                     $8,600,000          N/A
      1995     Shareholders             Dave and Buster's                         $94,631,000       11.83x
      1995     Shareholders             Host Marriott Services                   $601,950,000          N/A
      1996     Private-Strategic        Private I  (Quick Service Segment)         $2,998,000        4.75x
      1996     Private-Strategic        Private II (Quick Service Segment)         $6,250,000        4.50x
      1996     Quality Dining, Inc.     Bruegger's Bagels                                 N/A          N/A
      1996     Investor Group           America's Favorite Chicken Co.           $320,000,000          N/A
      1997     Investor Group           Bruegger's Bagels                                 N/A          N/A
      1997     Pizza Hut of Michigan    Pizza Hut Corporate Territory                     N/A          N/A
      1997     Compass Group PLC        DAKA International Inc.                  $189,122,000       13.80x
      1997     Investor Group**         DAVCO Restaurants                        $140,000,000        5.62x

  **  The deal is pending  -  The transaction is estimated to have consideration of roughly
      $140mm.  The multiple is based off of this estimate.
=======================================================================================================


--------
6 See Judson P. Reis, "The Fine Art of Valuation", Mergers & Acquisition Handbook


================================================================================================================
                  WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP
                          TRANSACTION MULTIPLE ANALYSIS
                               ($'s in Thousands)
----------------------------------------------------------------------------------------------------------------
                                                                                                    MULTIPLE
      DATE                                                                             TOTAL           OF
    COMPLETED  ACQUIRER                  ACQUIREE                                   CONSIDERATION     EBITDA
----------------------------------------------------------------------------------------------------------------
      1994     Quality Dining,  Inc.     Grayling Corporation                            $19,900        6.63x

      1996     Private-Strategic         Private I  (Quick Service Segment)               $2,998        4.75x

      1996     Private-Strategic         Private II (Quick Service Segment)               $6,250        4.50x

      1997     Investor Group (A)        Davco Restaurants, Inc.                        $140,000        5.62x
                                                                                  ----------------------------
                                                                                             HIGH       6.63X
                                                                                              LOW       4.50X
                                                                                          AVERAGE       5.37X

                                                                    ------------------------------------------
                                                                         LOW          AVERAGE         HIGH
                                                                    ------------------------------------------
               WWMLP - 1998F EBITDA                                     $553           $553           $553
               Multiple                                                 4.50x          5.37x          6.63x
                                                                    ------------------------------------------
               WWMLP - CALCULATED VALUE - OPERATIONS ONLY              $2,489         $2,969         $3,666
               WWMLP - CALCULATED VALUE - REAL ESTATE ONLY             $4,615         $4,615         $4,615
                                                                    ------------------------------------------
               WWMLP - TOTAL UNIT VALUE - TOTAL ENTITY                 $7,104         $7,584         $8,281
                     TOTAL WWMLP UNITS OUTSTANDING (000'S)             1.2568         1.2568         1.2568
                                                                    ==========================================
                     WWMLP - PER UNIT VALUE - TOTAL ENTITY             $5,652         $6,034         $6,590
                                                                    ==========================================
================================================================================================================

REAL ESTATE VALUATION SUMMARY
-----------------------------
Based on our omission of real estate cash flow from the valuation methodologies, we need to value the real estate utilizing a separate formula. This formula derives a multiple by utilizing the inverse of what is classified in industry terms as a capitalization rate ("Cap Rate"). The Cap Rate is the inverse of a multiple that would be associated with the cash flow associated with the properties (income received for usage of the properties). In the case of Wendy's of West Michigan L.P. we have utilized a range of Cap Rates based on our transaction experience in the real estate arena of the quick service restaurant industry. Based on this experience, we would attach a Cap Rate of somewhere in the range of 10.0% - 11.0%, which would be based on the cashflows associated with the properties and the upkeep of the properties that are Company owned by WWMLP. The following chart illustrates the range of values of the Company owned real estate:

=========================================================================================================
                                     WENDY'S OF WEST MICHIGAN L.P.
                                     REAL ESTATE VALUATION SUMMARY
                                          ($'s in thousands)
---------------------------------------------------------------------------------------------------------
                                                                             ASSUMED CAP RATE
                                                                   --------------------------------------
                                 RENT        1997F        1997F
VALUATION TECHNIQUE            FACTOR /A   REVENUES/B     RENT        10.0%       10.5%        11.0%
---------------------------------------------------------------------------------------------------------
TOTAL COMPANY OWNED
-------------------
    2200 28th Street               8.50%    $1,027,368    $87,326     $873,260    $831,676     $793,872
    261 East 8th Street            8.50%      $803,191    $68,271     $682,710    $650,200     $620,645
    3850 S. Division               8.50%      $972,564    $82,668     $826,680    $787,314     $751,527
    2071 Apple Avenue              8.50%    $1,098,121    $93,340     $933,400    $888,952     $848,545
    4343 Chicago Drive             8.50%    $1,199,758   $101,979   $1,019,794    $971,229     $927,082

GROUND LEASE
------------
    3301 Plainfield Avenue         5.00%    $1,004,940    $50,247     $502,470    $478,543     $456,791
                                          ---------------------------------------------------------------
    VALUATION CONCLUSION                    $6,105,942   $483,831   $4,838,310  $4,607,914   $4,398,463
                                          ===============================================================
                                    MEAN                                        $4,615,000

A. THE RENT FACTORS ARE BASED ON INDUSTRY STANDARDS. THE GROUND LEASE IS ESTIMATED TO BE AN ADDITIONAL
5.0% OVER THE 1.5% ALREADY PAID FOR LAND.
=========================================================================================================

The above values assume that these properties would generate the industry norms for rents, and that the operations located at these sites would continue to maintain or increase their revenue figures. If revenues at these sites decreased, or the sites are determined, by an appraiser, to be worn down or neglected, the value ranges of the properties might need to be adjusted accordingly.

                   HISTORICAL & PROJECTED FINANCIAL STATEMENTS

                              (BUDGETED SCENARIO)


                                                          -------------------------------------------------------------
                                                                      WENDY'S OF WEST MICHIGAN -- BUDGETED
                                                                    HISTORICAL AND FORECASTED BALANCE SHEET
                                                                               AS OF DECEMBER 31,
                                                          -------------------------------------------------------------


                                                          -------------------------------------------------------------------------

          ASSETS                                                1995          1996            1997           1998F          1999F
                                                          -------------------------------------------------------------------------
CURRENT ASSETS
     Cash                                                       $411          $777            $407           $500           $500
     Marketable Securities                                        $0            $0              $0           $188           $799
     Accounts Receivable - Including related parties             $53          $217             $83            $85            $87
     Inventory                                                  $146          $180            $169           $173           $178
     Prepaid Expenses                                           $139          $125            $120           $123           $126
     Deferred Taxes                                               $0            $0              $0             $0             $0
     Other                                                        $0            $0              $0             $0             $0
                                                          -------------------------------------------------------------------------
          CURRENT ASSETS                                        $749        $1,299            $779         $1,070         $1,690
                                                          -------------------------------------------------------------------------
Property, Plant & Equipment                                  $11,809       $12,541         $13,233        $13,533        $13,833
Accumulated Depreciation                                      $6,138        $6,644          $7,339         $8,037         $8,777
                                                          -------------------------------------------------------------------------
     NET PROPERTY & EQUIPMENT                                 $5,671        $5,897          $5,894         $5,496         $5,056
                                                          -------------------------------------------------------------------------
OTHER ASSETS

     Goodwill & Start-up Costs                                $2,163        $1,981          $1,783         $1,585         $1,387
     Other Non-Current Assets                                   $248          $282            $252           $258           $265
                                                          -------------------------------------------------------------------------
          TOTAL OTHER ASSETS                                  $2,411        $2,263          $2,035         $1,843         $1,652
                                                          -------------------------------------------------------------------------

                                                          -------------------------------------------------------------------------
                        TOTAL ASSETS                          $8,831        $9,459          $8,708         $8,409         $8,397
                                                          =========================================================================
          LIABILITY AND OWNERS' EQUITY
CURRENT LIABILITIES

     Accounts Payable                                           $785          $771            $733           $751           $770
     Accrued Liabilities                                        $679          $724            $563           $577           $591
     Other Current Liabilities                                   $39           $39            $113            $39            $39
     Revolver                                                     $0            $0              $0             $0             $0
     Total Current Portion of LT Debt                           $160          $232            $390           $250           $250
                                                          -------------------------------------------------------------------------
          TOTAL CURRENT LIABILITIES                           $1,663        $1,766          $1,799         $1,617         $1,651
                                                          -------------------------------------------------------------------------
Senior Debt                                                   $2,500        $2,192          $1,529         $1,279         $1,029
Capital Leases                                                $1,809        $1,954          $1,690         $1,690         $1,690
Shareholder Debt                                                  $0            $0              $0             $0             $0
Sub Jr. Debt                                                      $0            $0              $0             $0             $0
                                                          -------------------------------------------------------------------------
          TOTAL LONG TERM DEBT                                $4,309        $4,146          $3,219         $2,969         $2,719
                                                          -------------------------------------------------------------------------
Other Non-Current Liab.                                           $0           $61              $0             $0             $0
                                                          -------------------------------------------------------------------------
                        TOTAL LIABILITY                       $5,972        $5,973          $5,018         $4,586         $4,370
                                                          -------------------------------------------------------------------------
          SHAREHOLDERS EQUITY

Common Stock & Paid in Capital                                    $0            $0              $0             $0             $0
Retained Earnings                                             $2,859        $3,486          $3,690         $3,823         $4,027
                                                          -------------------------------------------------------------------------
          TOTAL EQUITY                                        $2,859        $3,486          $3,690         $3,823         $4,027
                                                          -------------------------------------------------------------------------
          TOTAL LIABILITIES & EQUITY                          $8,831        $9,459          $8,708         $8,409         $8,397
                                                          =========================================================================
          Check                                                   $0            $0              $0             $0             $0

                                                          -------------------------------------------
                                                                 Forecasted
          ASSETS                                                   2000F         2001F          2002F
                                                          -------------------------------------------
CURRENT ASSETS
     Cash                                                          $500          $500           $500
     Marketable Securities                                       $1,499        $2,299         $3,190
     Accounts Receivable - Including related parties                $89           $92            $94
     Inventory                                                     $182          $187           $191
     Prepaid Expenses                                              $129          $132           $136
     Deferred Taxes                                                  $0            $0             $0
     Other                                                           $0            $0             $0
                                                          -------------------------------------------
          CURRENT ASSETS                                         $2,400        $3,210         $4,111
                                                          -------------------------------------------
Property, Plant & Equipment                                     $14,133       $14,433        $14,733
Accumulated Depreciation                                         $9,561       $10,387        $11,256
                                                          -------------------------------------------
     NET PROPERTY & EQUIPMENT                                    $4,572        $4,046         $3,477
                                                          -------------------------------------------
OTHER ASSETS
     Goodwill & Start-up Costs                                   $1,189          $991           $793
     Other Non-Current Assets                                      $271          $278           $285
                                                          -------------------------------------------
          TOTAL OTHER ASSETS                                     $1,460        $1,269         $1,078
                                                          -------------------------------------------

                                                          -------------------------------------------
                        TOTAL ASSETS                             $8,432        $8,525         $8,666
                                                          ===========================================
          LIABILITY AND OWNERS' EQUITY
CURRENT LIABILITIES
     Accounts Payable                                              $789          $809           $829
     Accrued Liabilities                                           $606          $621           $637
     Other Current Liabilities                                      $39           $39            $39
     Revolver                                                        $0            $0             $0
     Total Current Portion of LT Debt                              $250          $250           $250
                                                          -------------------------------------------
          TOTAL CURRENT LIABILITIES                              $1,685        $1,720         $1,755
                                                          -------------------------------------------
Senior Debt                                                        $779          $529           $279
Capital Leases                                                   $1,690        $1,690         $1,690
Shareholder Debt                                                     $0            $0             $0
Sub Jr. Debt                                                         $0            $0             $0
                                                          -------------------------------------------
          TOTAL LONG TERM DEBT                                   $2,469        $2,219         $1,969
                                                          -------------------------------------------
Other Non-Current Liab.                                              $0            $0             $0
                                                          -------------------------------------------
                        TOTAL LIABILITY                          $4,154        $3,939         $3,724
                                                          -------------------------------------------
          SHAREHOLDERS EQUITY
Common Stock & Paid in Capital                                       $0            $0             $0
Retained Earnings                                                $4,278        $4,586         $4,942
                                                          -------------------------------------------
          TOTAL EQUITY                                           $4,278        $4,586         $4,942
                                                          -------------------------------------------
          TOTAL LIABILITIES & EQUITY                             $8,432        $8,525         $8,666
                                                          ===========================================
          Check                                                      $0            $0             $0




                                                          -------------------------------------------------------------------
                                                                         WENDY'S OF WEST MICHIGAN -- BUDGETED
                                                                      HISTORICAL AND FORECASTED INCOME STATEMENT
                                                                           FOR THE YEAR ENDING DECEMBER 31,
                                                          -------------------------------------------------------------------

                                                          -------------------------------------------------------------------------

                                                                       1995            1996             1997            1998F
                                                          -------------------------------------------------------------------------
SALES                                                               $23,365         $24,438          $27,105         $27,783
Less Discounts Allowed                                                   $0              $0               $0              $0
                                                          -------------------------------------------------------------------------
Total Sales                                                         $23,365         $24,438          $27,105         $27,783
COST OF GOODS SOLD
     Cost of Goods Sold - Food                                      $16,844         $16,225          $17,997         $18,448
     Labor Costs                                                         $0              $0               $0              $0
     Food Service Supplies                                               $0              $0               $0              $0
                                                          -------------------------------------------------------------------------
          TOTAL COST OF GOOD SOLD                                   $16,844         $16,225          $17,997         $18,448
                                                          -------------------------------------------------------------------------

     GROSS PROFIT                                                    $8,521          $8,213           $9,108          $9,335
     GROSS PROFIT %                                                      33.6%           33.6%            33.6%           33.6%

OPERATING EXPENSE
     Administrative & General                                        $2,103          $1,815           $2,196          $1,306
     Sales & Marketing                                               $1,520          $1,536           $1,664          $2,639
     Royalties                                                       $1,015            $978           $1,084          $1,111
     Energy & Property Maintenance                                   $3,134          $3,172           $3,420          $3,501
     Amortization
     Rebates & Rental Expense                                         ($269)           $249             $265            $225
                                                          -------------------------------------------------------------------------
          TOTAL OPERATING EXPENSES                                   $7,503          $7,252           $8,099          $8,782
                                                          -------------------------------------------------------------------------

                                                          -------------------------------------------------------------------------
          OPERATING PROFIT (LOSS) /EBIT                              $1,018            $961           $1,009            $553
          OPERATING PROFIT (LOSS) %                                       4.0%            3.9%             3.7%            2.0%
                                                          -------------------------------------------------------------------------

Non-Recurring Charges                                                    $0              $0               $0              $0

OTHER INCOME (EXPENSE)
     Other Income                                                        $0              $0               $0              $0
     Net Interest Income (Expense)                                    ($512)          ($403)           ($420)          ($352)

     Earn out / bonus payments
                                                          -------------------------------------------------------------------------
          TOTAL OTHER INCOME                                          ($512)          ($403)           ($420)          ($352)
                                                          -------------------------------------------------------------------------
          PRETAX INCOME (LOSS)                                         $506            $558             $589            $201
Taxes Paid                                                               $0              $0               $0             $68
                                                          -------------------------------------------------------------------------
          NET INCOME (LOSS)                                            $506            $558             $589            $133
                                                          =========================================================================



                                                          -----------------------------------------------------------
                                                                             Forecasted
                                                               1999F            2000F            2001F          2002F
                                                          -----------------------------------------------------------
SALES                                                       $28,477          $29,189          $29,919        $30,667
Less Discounts Allowed                                           $0               $0               $0             $0
                                                          -----------------------------------------------------------
Total Sales                                                 $28,477          $29,189          $29,919        $30,667
COST OF GOODS SOLD
     Cost of Goods Sold - Food                              $18,908          $19,381          $19,865        $20,362
     Labor Costs                                                 $0               $0               $0             $0
     Food Service Supplies                                       $0               $0               $0             $0
                                                          -----------------------------------------------------------
          TOTAL COST OF GOOD SOLD                           $18,908          $19,381          $19,865        $20,362
                                                          -----------------------------------------------------------

     GROSS PROFIT                                            $9,569           $9,808          $10,054        $10,305
     GROSS PROFIT %                                              33.6%            33.6%            33.6%          33.6%

OPERATING EXPENSE
     Administrative & General                                $1,338           $1,372           $1,406         $1,441
     Sales & Marketing                                       $2,648           $2,685           $2,693         $2,729
     Royalties                                               $1,139           $1,168           $1,197         $1,227
     Energy & Property Maintenance                           $3,588           $3,678           $3,785         $3,879
     Amortization
     Rebates & Rental Expense                                  $231             $236             $242           $249
                                                          -----------------------------------------------------------
          TOTAL OPERATING EXPENSES                           $8,945           $9,136           $9,322         $9,526
                                                          -----------------------------------------------------------

                                                          -----------------------------------------------------------
          OPERATING PROFIT (LOSS) /EBIT                        $624             $670             $731           $779
          OPERATING PROFIT (LOSS) %                               2.2%             2.3%             2.4%           2.5%
                                                          -----------------------------------------------------------

Non-Recurring Charges                                            $0               $0               $0             $0

OTHER INCOME (EXPENSE)
     Other Income                                                $0               $0               $0             $0
     Net Interest Income (Expense)                            ($314)           ($289)           ($265)         ($241)

     Earn out / bonus payments
                                                          -----------------------------------------------------------
          TOTAL OTHER INCOME                                  ($314)           ($289)           ($265)         ($241)
                                                          -----------------------------------------------------------
          PRETAX INCOME (LOSS)                                 $310             $380             $466           $539
Taxes Paid                                                     $106             $129             $158           $183
                                                          -----------------------------------------------------------
          NET INCOME (LOSS)                                    $205             $251             $308           $355
                                                          ===========================================================

                                                          ----------------------------------------------------------------
                                                                       WENDY'S OF WEST MICHIGAN -- BUDGETED
                                                                   HISTORICAL AND FORECASTED CASH FLOW STATEMENT
                                                                         FOR THE YEAR ENDING DECEMBER 31,
                                                          ----------------------------------------------------------------

                                                          ----------------------------------------------------------------------

                                                                      1995           1996            1997            1998F
                                                          ----------------------------------------------------------------------
OPERATING ACTIVITIES

NET INCOME (LOSS)                                                     $506           $558            $589            $133
Depreciation & Amortization                                           $971           $857            $853            $896

Provided (used) by changes in
     Accounts Receivable - Including related parties                  ($53)         ($164)           $134             ($2)
     Inventory                                                       ($146)          ($34)            $11             ($4)
     Prepaid Expenses                                                                 $14              $5             ($3)
     Deferred Taxes                                                                    $0              $0              $0
     Other                                                              $0             $0              $0              $0
     Accounts Payable                                                 $785           ($14)           ($38)            $18
     Accrued Liabilities                                              $679            $45           ($161)            $14
     Other Current Liabilities                                         $39             $0             $74            ($74)
     Other Non-Current Liabilities                                      $0            $61            ($61)             $0
     Other Non-Current Assets                                        ($248)          ($34)            $30             ($6)
                                                          ----------------------------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES                               $2,533         $1,289          $1,436            $941
                                                          ----------------------------------------------------------------------

INVESTING ACTIVITIES
Capital expenditures (net)                                        ($11,809)         ($732)          ($692)          ($300)
Marketable Securities                                                   $0             $0              $0            $188
                                                          ----------------------------------------------------------------------
CASH PROVIDED BY INVESTING                                        ($11,809)         ($732)          ($692)          ($112)
                                                          ----------------------------------------------------------------------

FINANCING ACTIVITIES
Issuance (Repayment) of:
     Current Portion of LT Debt                                       $160            $72            $158           ($140)
     Revolver                                                           $0             $0              $0              $0
     Senior Debt                                                    $2,500          ($308)          ($663)          ($250)
     Sellers Note                                                   $1,809           $145           ($264)             $0
     Subordinated Debt                                                  $0             $0              $0              $0
     Sub Jr. Dept                                                       $0             $0              $0              $0
Common Stock Dividends                                              $2,353            $69           ($385)             $0
Issuance (Repurchase) of Common Stock                                   $0             $0              $0              $0
                                                          ----------------------------------------------------------------------
CASH PROVIDED BY FINANCING                                          $6,822           ($22)        ($1,154)          ($390)
                                                          ----------------------------------------------------------------------

Other Miscellaneous Cash Flow Adjustments                           $2,865          ($169)            $40

Cash at Beginning of Period                                             $0           $411            $777            $407
Increase (Decrease) in Cash                                           $411           $366           ($370)            $93
                                                          ----------------------------------------------------------------------

                                                          ----------------------------------------------------------------------
     CASH AT END OF PERIOD                                            $411           $777            $407            $500
                                                          ======================================================================


                                                          ----------------------------------------------------
                                                                           Forecasted
                                                             1999F          2000F         2001F          2002F
                                                          ----------------------------------------------------
OPERATING ACTIVITIES

NET INCOME (LOSS)                                            $205           $251          $308           $355
Depreciation & Amortization                                  $939           $981        $1,024         $1,067

Provided (used) by changes in
     Accounts Receivable - Including related parties          ($2)           ($2)          ($2)           ($2)
     Inventory                                                ($4)           ($4)          ($5)           ($5)
     Prepaid Expenses                                         ($3)           ($3)          ($3)           ($3)
     Deferred Taxes                                            $0             $0            $0             $0
     Other                                                     $0             $0            $0             $0
     Accounts Payable                                         $19            $19           $20            $20
     Accrued Liabilities                                      $14            $15           $15            $16
     Other Current Liabilities                                 $0             $0            $0             $0
     Other Non-Current Liabilities                             $0             $0            $0             $0
     Other Non-Current Assets                                 ($6)           ($7)          ($7)           ($7)
                                                          ----------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES                      $1,161         $1,250        $1,350         $1,441
                                                          ----------------------------------------------------

INVESTING ACTIVITIES
Capital expenditures (net)                                  ($300)         ($300)        ($300)         ($300)
Marketable Securities                                        $611           $700          $800           $891
                                                          ----------------------------------------------------
CASH PROVIDED BY INVESTING                                   $311           $400          $500           $591
                                                          ----------------------------------------------------

FINANCING ACTIVITIES
Issuance (Repayment) of:
     Current Portion of LT Debt                                $0             $0            $0             $0
     Revolver                                                  $0             $0            $0             $0
     Senior Debt                                            ($250)         ($250)        ($250)         ($250)
     Sellers Note                                              $0             $0            $0             $0
     Subordinated Debt                                         $0             $0            $0             $0
     Sub Jr. Dept                                              $0             $0            $0             $0
Common Stock Dividends                                         $0             $0            $0             $0
Issuance (Repurchase) of Common Stock                          $0             $0            $0             $0
                                                          ----------------------------------------------------
CASH PROVIDED BY FINANCING                                  ($250)         ($250)        ($250)         ($250)
                                                          ----------------------------------------------------

Other Miscellaneous Cash Flow Adjustments

Cash at Beginning of Period                                  $500           $500          $500           $500
Increase (Decrease) in Cash                                    $0             $0            $0             $0
                                                          ----------------------------------------------------

                                                          ----------------------------------------------------
     CASH AT END OF PERIOD                                   $500           $500          $500           $500
                                                          ====================================================
                                              A-4

--------------------------------------------------------------------------------

                   HISTORICAL & PROJECTED FINANCIAL STATEMENTS
                            (AGGRESSIVE SCENARIO)

          -------------------------------------------------------------

                     Wendy's of West Michigan -- Aggressive
                     Historical and Forecasted Balance Sheet
                               As of December 31,


                                                       -----------------------------------------------------------------------------
                                                                                                    Forecasted
          ASSETS                                         1995      1996      1997      1998F     1999F    2000F    2001F       2002F
                                                       -----------------------------------------------------------------------------
CURRENT ASSETS
     Cash                                                 $411      $777      $407      $500      $500      $500      $500      $500
     Marketable Securities                                  $0        $0        $0      $365    $1,144    $2,014    $2,953    $3,982
     Accounts Receivable - Including related parties       $53      $217       $83       $85       $87       $89       $92       $94
     Inventory                                            $146      $180      $169      $172      $177      $181      $187      $191
     Prepaid Expenses                                     $139      $125      $120      $123      $126      $129      $132      $136
     Deferred Taxes                                         $0        $0        $0        $0        $0        $0        $0        $0
     Other                                                  $0        $0        $0        $0        $0        $0        $0        $0
                                                       -----------------------------------------------------------------------------
          CURRENT ASSETS                                  $749    $1,299      $779    $1,245    $2,034    $2,914    $3,864    $4,903
                                                       -----------------------------------------------------------------------------

Property, Plant & Equipment                            $11,809   $12,541   $13,233   $13,533   $13,833   $14,133   $14,433   $14,733
Accumulated Depreciation                                $6,138    $6,644    $7,339    $8,037    $8,777    $9,561   $10,387   $11,256
                                                       -----------------------------------------------------------------------------
     NET PROPERTY & EQUIPMENT                           $5,671    $5,897    $5,894    $5,496    $5,056    $4,572    $4,046    $3,477
                                                       -----------------------------------------------------------------------------

OTHER ASSETS
     Goodwill & Start-up Costs                          $2,163    $1,981    $1,783    $1,585    $1,387    $1,189      $991      $793
     Other Non-Current Assets                             $248      $282      $252      $258      $265      $271      $278      $285
                                                       -----------------------------------------------------------------------------
          TOTAL OTHER ASSETS                            $2,411    $2,263    $2,035    $1,843    $1,652    $1,460    $1,269    $1,078
                                                       -----------------------------------------------------------------------------

                                                       -----------------------------------------------------------------------------
                        TOTAL ASSETS                    $8,831    $9,459    $8,708    $8,585    $8,741    $8,947    $9,179    $9,458
                                                       =============================================================================

          LIABILITY AND OWNERS' EQUITY
CURRENT LIABILITIES
     Accounts Payable                                     $785       $71      $733      $748      $768      $787      $809      $829
     Accrued Liabilities                                  $679      $724      $563      $574      $590      $604      $621      $637
     Other Current Liabilities                             $39       $39      $113       $39       $39       $39       $39       $39
     Revolver                                               $0        $0        $0        $0        $0        $0        $0        $0
     Total Current Portion of LT Debt                     $160      $232      $390      $250      $250      $250      $250      $250
                                                       -----------------------------------------------------------------------------
          TOTAL CURRENT LIABILITIES                     $1,663    $1,766    $1,799    $1,611    $1,647    $1,680    $1,720    $1,755
                                                       -----------------------------------------------------------------------------

Senior Debt                                             $2,500    $2,192    $1,529    $1,279    $1,029      $779      $529      $279
Capital Leases                                          $1,809    $1,954    $1,690    $1,690    $1,690    $1,690    $1,690    $1,690
Shareholder Debt                                            $0        $0        $0        $0        $0        $0        $0        $0
Sub Jr. Debt                                                $0        $0        $0        $0        $0        $0        $0        $0
                                                       -----------------------------------------------------------------------------
          TOTAL LONG TERM DEBT                          $4,309    $4,146    $3,219    $2,969    $2,719    $2,469    $2,219    $1,969
                                                       -----------------------------------------------------------------------------
Other Non-Current Liab                                      $0       $61        $0        $0        $0        $0        $0        $0
                        TOTAL LIABILITY                 $5,972    $5,973    $5,018    $4,580    $4,366    $4,149    $3,939    $3,724
                                                       -----------------------------------------------------------------------------

          SHAREHOLDERS EQUITY
Common Stock & Paid in Capital                              $0        $0        $0        $0        $0        $0        $0        $0
Retained Earnings                                       $2,859    $3,486    $3,690    $4,004    $4,376    $4,797    $5,240    $5,733
                                                       -----------------------------------------------------------------------------
          TOTAL EQUITY                                  $2,859    $3,486    $3,690    $4,004    $4,376    $4,797    $5,240    $5,733
                                                       -----------------------------------------------------------------------------
          TOTAL LIABILITIES & EQUITY                    $8,831    $9,459    $8,708    $8,585    $8,741    $8,947    $9,179    $9,458
                                                       =============================================================================
          Check                                             $0        $0        $0        $0        $0        $0        $0        $0

                     Wendy's of West Michigan -- Aggressive
                   Historical and Forecasted Income Statement
                        For the Year Ending December 31,


                                         -------------------------------------------------------------------------------------------
                                                                                                    Forecasted
                                           1995        1996        1997       1998F       1999F       2000F       2001F       2002F
                                         -------------------------------------------------------------------------------------------

Sales                                    $25,365    $24,438     $27,105     $27,783     $28,477     $29,189     $29,919     $30,667
Less Discounts Allowed                        $0         $0          $0          $0          $0          $0          $0          $0
                                         ------------------------------------------------------------------------------------------
Total Sales                              $25,365    $24,438     $27,105     $27,783     $28,477     $29,189     $29,919     $30,667
COST OF GOODS SOLD
     Cost of Goods Sold - Food           $16,844    $16,225     $17,997     $18,364     $18,851     $19,322     $19,865     $20,362
     Labor Costs                              $0         $0          $0          $0          $0          $0          $0          $0
     Food Service Supplies                    $0         $0          $0          $0          $0          $0          $0          $0
                                         ------------------------------------------------------------------------------------------
          TOTAL COST OF GOOD SOLD        $16,844    $16,225     $17,997     $18,364     $18,851     $19,322     $19,865     $20,362
                                         ------------------------------------------------------------------------------------------

     GROSS PROFIT                         $8,521     $8,213      $9,108      $9,418      $9,626      $9,867     $10,054     $10,305
     GROSS PROFIT %                         33.6%      33.6%       33.6%       33.6%       33.6%       33.6%       33.6%       33.6%

OPERATING EXPENSE
     Administrative & General             $2,103     $1,815      $2,196      $1,250      $1,225      $1,197      $1,227      $1,257
     Sales & Marketing                    $1,520     $1,536      $1,664      $2,584      $2,620      $2,685      $2,693      $2,729
     Royalties                            $1,015       $978      $1,084      $1,111      $1,139      $1,168      $1,197      $1,227
     Energy & Property Maintenance        $3,134     $3,172      $3,420      $3,445      $3,560      $3,678      $3,785      $3,879
     Amortization
     Rebates & Rental Expense              ($269)     ($249)      ($265)       $200        $206        $211        $217        $224
                                         ------------------------------------------------------------------------------------------
          Total Operating Expenses        $7,503     $7,252      $8,099      $8,590      $8,749      $8,939      $9,118      $9,317
                                         ------------------------------------------------------------------------------------------
                                         ------------------------------------------------------------------------------------------
          Operating Profit (Loss)/EBIT    $1,018       $961      $1,009        $828        $877        $928        $936        $988
          Operating Profit (Loss)%           4.0%       3.9%        3.7%        3.0%        3.1%        3.2%        3.1%        3.2%
                                         ------------------------------------------------------------------------------------------

Non-Recurring Charges                         $0         $0          $0          $0          $0          $0          $0          $0

OTHER INCOME (EXPENSE)
     Other Income                             $0         $0          $0          $0          $0          $0          $0          $0
     Net Interest Income (Expense)         ($512)     ($403)      ($420)      ($352)      ($314)      ($289)      ($265)      ($241)

     Earn out / bonus payments
                                         ------------------------------------------------------------------------------------------
          TOTAL OTHER INCOME               ($512)     ($403)      ($420)      ($352)      ($314)      ($289)      ($265)      ($241)
                                         ------------------------------------------------------------------------------------------

          PRETAX INCOME (LOSS)              $506       $558        $589        $476        $563        $639        $671        $748
Taxes Paid                                    $0         $0          $0        $162        $191        $217        $228        $254
                                         ------------------------------------------------------------------------------------------
          NET INCOME (LOSS)                 $506       $558        $589        $314        $372        $422        $443        $493
                                         ==========================================================================================

                     Wendy's of West Michigan -- Aggressive
                  Historical and Forecasted Cash Flow Statement
                        For the Year Ending December 31,


                                                      ------------------------------------------------------------------------------
                                                                                                       Forecasted
                                                         1995     1996      1997      1998F     1999F     2000F    2001F      2002F
                                                      ------------------------------------------------------------------------------
Operating Activities

NET INCOME (LOSS)                                         $506     $558      $589      $314      $372      $422      $443      $493
Depreciation & Amortization                               $971     $857      $853      $896      $939      $981    $1,024    $1,067

Provided (used) by changes in
     Accounts Receivable - Including related parties      ($53)   ($164)     $134       ($2)      ($2)      ($2)      ($2)      ($2)
     Inventory                                           ($146)    ($34)      $11       ($3)      ($5)      ($4)      ($5)      ($5)
     Prepaid Expenses                                      $14       $5       ($3)      ($3)      ($3)      ($3)      ($3)
     Deferred Taxes                                         $0       $0        $0        $0        $0        $0        $0
     Other                                                  $0       $0        $0        $0        $0        $0        $0        $0
     Accounts Payable                                     $785     ($14)     ($38)      $15       $20       $19       $22       $20
     Accrued Liabilities                                  $679      $45     ($161)      $11       $15       $15       $17       $16
     Other Current Liabilities                             $39       $0       $74      ($74)       $0        $0        $0        $0
     Other Non-Current Liabilities                          $0      $61      ($61)       $0        $0        $0        $0        $0
     Other Non-Current Assets                            ($248)    ($34)      $30       ($6)      ($6)      ($7)      ($7)      ($7)
                                                      ------------------------------------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES                   $2,533   $1,289    $1,436    $1,148    $1,329    $1,421    $1,489    $1,579
                                                      ------------------------------------------------------------------------------

Investing Activities
Capital expenditures (net)                            ($11,809)   ($732)    ($692)    ($300)    ($300)    ($300)    ($300)    ($300)
Marketable Securities                                       $0       $0        $0      $365      $779      $871      $939    $1,029
                                                      ------------------------------------------------------------------------------
CASH PROVIDED BY INVESTING                            ($11,809)   ($732)    ($692)      $65      $479      $571      $639      $729
                                                      ------------------------------------------------------------------------------

Financing Activities
Issuance (Repayment) of:
     Current Portion of LT Debt                           $160      $72      $158     ($140)       $0        $0        $0        $0
     Revolver                                               $0       $0        $0        $0        $0        $0        $0        $0
     Senior Debt                                        $2,500    ($308)    ($663)    ($250)    ($250)    ($250)    ($250)    ($250)
     Sellers Note                                       $1,809     $145     ($264)       $0        $0        $0        $0        $0
     Subordinated Debt                                      $0       $0        $0        $0        $0        $0        $0        $0
     Sub Jr. Dept                                           $0       $0        $0        $0        $0        $0        $0        $0
Common Stock Dividends                                  $2,353      $69     ($385)       $0        $0        $0        $0        $0
Issuance (Repurchase) of Common Stock                       $0       $0        $0        $0        $0        $0        $0        $0
                                                      ------------------------------------------------------------------------------
CASH PROVIDED BY FINANCING                              $6,822     ($22)  ($1,154)    ($390)    ($250)    ($250)    ($250)    ($250)
                                                      ------------------------------------------------------------------------------

Other Miscellaneous Cash Flow Adjustments               $3,865    ($169)      $40

Cash at Beginning of Period                                 $0     $411      $777      $407      $500      $500      $500      $500
Increase (Decrease) in Cash                               $411     $366     ($370)      $93        $0        $0        $0        $0
                                                      ------------------------------------------------------------------------------

                                                      ------------------------------------------------------------------------------
     CASH AT END OF PERIOD                                $411     $777      $407      $500      $500      $500      $500      $500
                                                      ==============================================================================

--------------------------------------------------------------------------------

                   HISTORICAL & PROJECTED FINANCIAL STATEMENTS
                             (CONSERVATIVE SCENARIO)

       -------------------------------------------------------------------

                    Wendy's of West Michigan -- Conservative
                     Historical and Forecasted Balance Sheet
                               As of December 31,


                                                       -----------------------------------------------------------------------------
                                                                                                       Forecasted
          ASSETS                                         1995      1996       1997     1998F     1999F    2000F     2001F     2002F
                                                       -----------------------------------------------------------------------------
CURRENT ASSETS
     Cash                                                 $411      $777      $407      $500      $500      $500      $500      $500
     Marketable Securities                                  $0        $0        $0      $117      $618    $1,184    $1,829    $2,541
     Accounts Receivable - Including related parties       $53      $217       $83       $85       $87       $89       $92       $94
     Inventory                                            $146      $180      $169      $173      $178      $182      $187      $191
     Prepaid Expenses                                     $139      $125      $120      $123      $126      $129      $132      $136
     Deferred Taxes                                         $0        $0        $0        $0        $0        $0        $0        $0
     Other                                                  $0        $0        $0        $0        $0        $0        $0        $0
                                                       -----------------------------------------------------------------------------
          CURRENT ASSETS                                  $749    $1,299      $779      $998    $1,509    $2,084    $2,739    $3,462
                                                       -----------------------------------------------------------------------------

Property, Plant & Equipment                            $11,809   $12,541   $13,233   $13,533   $13,833   $14,133   $14,433   $14,733
Accumulated Depreciation                                $6,138    $6,644    $7,339    $8,037    $8,777    $9,561   $10,387   $11,256
                                                       -----------------------------------------------------------------------------
     NET PROPERTY & EQUIPMENT                           $5,671    $5,897    $5,894    $5,496    $5,056    $4,572    $4,046    $3,477
                                                       -----------------------------------------------------------------------------

OTHER ASSETS
     Goodwill & Start-up Costs                          $2,163    $1,981    $1,783    $1,585    $1,387    $1,189      $991      $793
     Other Non-Current Assets                             $248      $282      $252      $258      $265      $271      $278      $285
                                                       -----------------------------------------------------------------------------
          TOTAL OTHER ASSETS                            $2,411    $2,263    $2,035    $1,843    $1,652    $1,460    $1,269    $1,078
                                                       -----------------------------------------------------------------------------

                                                       -----------------------------------------------------------------------------
                        TOTAL ASSETS                    $8,831    $9,459    $8,708    $8,338    $8,217    $8,117    $8,054    $8,016
                                                                                                                             =======

          LIABILITY AND OWNERS' EQUITY
CURRENT LIABILITIES
     Accounts Payable                                     $785      $771      $733      $751      $771      $789      $809      $829
     Accrued Liabilities                                  $679      $724      $563      $577      $592      $606      $621      $637
     Other Current Liabilities                             $39       $39      $113       $39       $39       $39       $39       $39
     Revolver                                               $0        $0        $0        $0        $0        $0        $0        $0
     Total Current Portion of LT Debt                     $160      $232      $390      $250      $250      $250      $250      $250
                                                       -----------------------------------------------------------------------------
          TOTAL CURRENT LIABILITIES                     $1,663    $1,766    $1,799    $1,617    $1,653    $1,685    $1,720    $1,755
                                                       -----------------------------------------------------------------------------

Senior Debt                                             $2,500    $2,192    $1,529    $1,279    $1,029      $779      $529      $279
Capital Leases                                          $1,809    $1,954    $1,690    $1,690    $1,690    $1,690    $1,690    $1,690
Shareholder Debt                                            $0        $0        $0        $0        $0        $0        $0        $0
Sub Jr. Debt                                                $0        $0        $0        $0        $0        $0        $0        $0
                                                       -----------------------------------------------------------------------------
          TOTAL LONG TERM DEBT                          $4,309    $4,146    $3,219    $2,969    $2,719    $2,469    $2,219    $1,969
                                                       -----------------------------------------------------------------------------
Other Non-Current Liab.                                     $0       $61        $0        $0        $0        $0        $0        $0
                                                       -----------------------------------------------------------------------------
                        TOTAL LIABILITY                 $5,972    $5,973    $5,018    $4,586    $4,372    $4,154    $3,939    $3,724
                                                       -----------------------------------------------------------------------------

          SHAREHOLDERS EQUITY
Common Stock & Paid in Capital                              $0        $0        $0        $0        $0        $0        $0
Retained Earnings                                       $2,859    $3,486    $3,690    $3,751    $3,845    $3,963    $4,116    $4,292
                                                       -----------------------------------------------------------------------------
          TOTAL EQUITY                                  $2,859    $3,486    $3,690    $3,751    $3,845    $3,963    $4,116    $4,292
                                                       -----------------------------------------------------------------------------
          TOTAL LIABILITIES & EQUITY                    $8,831    $9,459    $8,708    $8,338    $8,217    $8,117    $8,054    $8,016
                                                       =============================================================================
          Check                                             $0        $0        $0        $0        $0        $0        $0        $0

                    Wendy's of West Michigan -- Conservative
                   Historical and Forecasted Income Statement
                        For the Year Ending December 31,


                                          -----------------------------------------------------------------------------------------
                                                                                                    Forecasted
                                            1995        1996        1997       1998F       1999F       2000F       2001F      2002F
                                          -----------------------------------------------------------------------------------------

Sales                                     $25,365     $24,438     $27,105     $27,783     $28,477     $29,189     $29,919   $30,667
Less Discounts Allowed                         $0          $0          $0          $0          $0          $0          $0        $0
                                          -----------------------------------------------------------------------------------------
Total Sales                               $25,365     $24,438     $27,105     $27,783     $28,477     $29,189     $29,919   $30,667
COST OF GOODS SOLD
     Cost of Goods Sold - Food            $16,844     $16,225     $17,997     $18,448     $18,937     $19,382     $19,866   $20,363
     Labor Costs                               $0          $0          $0          $0          $0          $0          $0        $0
     Food Service Supplies                     $0          $0          $0          $0          $0          $0          $0        $0
                                          -----------------------------------------------------------------------------------------
          TOTAL COST OF GOOD SOLD         $16,844     $16,225     $17,997     $18,448     $18,937     $19,382     $19,866   $20,363
                                          -----------------------------------------------------------------------------------------

     GROSS PROFIT                          $8,521      $8,213      $9,108      $9,335      $9,540      $9,808     $10,053   $10,304
     GROSS PROFIT%                           33.6%       33.6%       33.6%       33.6%       33.6%       33.6%       33.6%     33.6%

OPERATING EXPENSE
     Administrative & General              $2,103      $1,815      $2,196      $1,334      $1,395      $1,489      $1,556    $1,625
     Sales & Marketing                     $1,520      $1,536      $1,664      $2,667      $2,677      $2,715      $2,723    $2,760
     Royalties                             $1,015        $978      $1,084      $1,111      $1,139      $1,168      $1,197    $1,227
     Energy & Property Maintenance         $3,134      $3,172      $3,420      $3,528      $3,617      $3,707      $3,815    $3,910
     Amortization
     Rebates & Rental Expense               ($269)      ($249)      ($265)       $250        $256        $261        $267      $274
                                          -----------------------------------------------------------------------------------------
          Total Operating Expenses         $7,503      $7,252      $8,099      $8,890      $9,084      $9,339      $9,557    $9,796
                                          -----------------------------------------------------------------------------------------

                                          -----------------------------------------------------------------------------------------
          Operating Profit (Loss)/EBIT     $1,018        $961      $1,009        $445        $456        $469        $496      $508
          Operating Profit (Loss) %           4.0%        3.9%        3.7%        1.6%        1.6%        1.6%        1.7%      1.7%
                                          -----------------------------------------------------------------------------------------

Non-Recurring Charges                          $0          $0          $0          $0          $0          $0          $0        $0

OTHER INCOME (EXPENSE)
     Other Income                              $0          $0          $0          $0          $0          $0          $0        $0
     Net Interest Income (Expense)          ($512)      ($403)      ($420)      ($352)      ($314)      ($289)      ($265)    ($241)

     Earn out/bonus payments
                                          -----------------------------------------------------------------------------------------
          TOTAL OTHER INCOME                ($512)      ($403)      ($420)      ($352)      ($314)      ($289)      ($265)    ($241)
                                          -----------------------------------------------------------------------------------------

          PRETAX INCOME (LOSS)               $506        $558        $589         $93        $142        $179        $231      $267
Taxes Paid                                     $0          $0          $0         $32         $48         $61         $78       $91
                                          -----------------------------------------------------------------------------------------
          NET INCOME (LOSS)                  $506        $558        $589         $61         $94        $118        $152      $176
                                          =========================================================================================


                    WENDY'S OF WEST MICHIGAN -- CONSERVATIVE
                  HISTORICAL AND FORECASTED CASH FLOW STATEMENT
                        FOR THE YEAR ENDING DECEMBER 31,


                                                      ------------------------------------------------------------------------------
                                                                                                     Forecasted
                                                         1995     1996       1997   1998F     1999F     2000F     2001F       2002F
                                                      ------------------------------------------------------------------------------

OPERATING ACTIVITIES

NET INCOME (LOSS)                                         $506      $558      $589     $61       $94      $118      $152      $176
Depreciation & Amortization                               $971      $857      $853    $896      $939      $981    $1,024    $1,067

Provided (used) by changes in
     Accounts Receivable - Including related parties      ($53)    ($164)     $134     ($2)      ($2)      ($2)      ($2)      ($2)
     Inventory                                           ($146)     ($34)      $11     ($4)      ($5)      ($4)      ($5)      ($5)
     Prepaid Expenses                                      $14        $5       ($3)    ($3)      ($3)      ($3)      ($3)
     Deferred Taxes                                         $0        $0        $0      $0        $0        $0        $0
     Other                                                  $0        $0        $0      $0        $0        $0        $0        $0
     Accounts Payable                                     $785      ($14)     ($38)    $18       $20       $18       $20       $20
     Accrued Liabilities                                  $679       $45     ($161)    $14       $15       $14       $15       $16
     Other Current Liabilities                             $39        $0       $74    ($74)       $0        $0        $0        $0
     Other Non-Current Liabilities                          $0       $61      ($61)     $0        $0        $0        $0        $0
     Other Non-Current Assets                            ($248)     ($34)      $30     ($6)      ($6)      ($7)      ($7)      ($7)
                                                      ------------------------------------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES                   $2,533    $1,289    $1,436    $900    $1,051    $1,116    $1,195    $1,262
                                                      ------------------------------------------------------------------------------

INVESTING ACTIVITIES
Capital expenditures (net)                            ($11,809)    ($732)    ($692)  ($300)    ($300)    ($300)    ($300)    ($300)
Marketable Securities                                       $0        $0        $0    $117      $501      $566      $645      $712
                                                      ------------------------------------------------------------------------------
CASH PROVIDED BY INVESTING                            ($11,809)    ($732)    ($692)  ($183)     $201      $266      $345      $412
                                                      ------------------------------------------------------------------------------

FINANCING ACTIVITIES
Issuance (Repayment) of:
     Current Portion of LT Debt                           $160       $72      $158   ($140)       $0        $0        $0        $0
     Revolver                                               $0        $0        $0      $0        $0        $0        $0        $0
     Senior Debt                                        $2,500     ($308)    ($663)  ($250)    ($250)    ($250)    ($250)    ($250)
     Sellers Note                                       $1,809      $145     ($264)     $0        $0        $0        $0        $0
     Subordinated Debt                                      $0        $0        $0      $0        $0        $0        $0        $0
     Sub Jr. Dept                                           $0        $0        $0      $0        $0        $0        $0        $0
Common Stock Dividends                                  $2,353       $69     ($385)     $0        $0        $0        $0        $0
Issuance (Repurchase) of Common Stock                       $0        $0        $0      $0        $0        $0        $0        $0
                                                      ------------------------------------------------------------------------------
CASH PROVIDED BY FINANCING                              $6,822      ($22)  ($1,154)  ($390)    ($250)    ($250)    ($250)    ($250)
                                                      ------------------------------------------------------------------------------

Other Miscellaneous Cash Flow Adjustments               $2,865     ($169)      $40

Cash at Beginning of Period                                 $0      $411      $777    $407      $500      $500      $500      $500
Increase (Decrease) in Cash                               $411      $366     ($370)    $93        $0        $0        $0        $0
                                                      ------------------------------------------------------------------------------

                                                      ------------------------------------------------------------------------------
     CASH AT END OF PERIOD                                $411      $777      $407    $500      $500      $500      $500      $500
                                                      ==============================================================================

--------------------------------------------------------------------------------

                       COMMON STOCK PRICE/VOLUME ANALYSIS
                                      MHGI


        ----------------------------------------------------------------

--------------------------------------------------------------------------------
                           MERITAGE HOSPITALITY GROUP
                                  STOCK HISTORY
--------------------------------------------------------------------------------


                           MERITAGE HOSPITALITY GROUP
                             STOCK PRICE HISTORY


8/2/96                6
8/16/96               5.5
8/30/96               4.35
9/6/96                4.75
9/20/96               4.35
9/27/96               4.625
10/4/96               5.25
10/18/96              6
11/15/96              5.9375
12/6/96               5.5
1/3/97                5.25
1/24/97               5.75
2/7/97                5.375
5/9/97                4
5/23/97               4
7/4/97                3
7/25/97               2.625
8/8/97                3.25
8/29/97               3.1875
            7.0     6.0     5.0     4.0     3.0     2.0     1.0     0.0

                           MERITAGE HOSPITALITY GROUP
                              STOCK VOLUME TRADED

8/2/96                   900
8/16/96              109,600
8/30/96              142,000
9/6/96                65,100
9/20/96              414,300
9/27/96               73,700
10/4/96               45,200
10/18/96              10,700
11/15/96               3,000
12/6/96                2,200
1/3/97                 9,900
1/24/97               10,300
2/7/97                11,800
5/9/97                13,000
5/23/97                2,400
7/4/97                   300
7/25/97                  200
8/8/97                 3,900
8/29/97                3,800
               450,000   400,000  350,000  300,000  250,000  200,000  150,000  100,000  50,000

--------------------------------------------------------------------------------

                            ASSET/BOOK VALUE ANALYSIS

      --------------------------------------------------------------------

                           THIS ANALYSIS NOT UTILIZED

--------------------------------------------------------------------------------

                          DISCOUNTED CASH FLOW ANALYSIS
                               (BUDGETED SCENARIO)

         -------------------------------------------------------------

                      WENDY'S OF WEST MICHIGAN -- BUDGETED
                      DISCOUNTED CASH FLOW ANALYSIS SUMMARY



                                                       1998F        1999F       2000F        2001F        2002F
                                                  --------------------------------------------------------------
Sales                                                 $27,783      $28,477     $29,189      $29,919     $30,667
Sales Growth                                              2.5%         2.5%        2.5%         2.5%        2.5%
EBIT                                                     $778         $855        $906         $973      $1,028
EBIT%                                                     2.8%         3.0%        3.1%         3.3%        3.4%
Adjustments
-----------
Rebates                                                  $271         $278        $285         $292        $299
Additional Rent Expense                                 ($496)       ($509)      ($521)       ($534)      ($548)
Expense Reduction                                          $0           $0          $0           $0          $0
                                                  --------------------------------------------------------------
Total Adjustments                                       ($225)       ($231)      ($236)       ($242)      ($249)

Adjusted EBIT                                            $553         $624        $670         $731        $779
                                                  --------------------------------------------------------------
Adjusted EBIT%                                            2.0%         2.2%        2.3%         2.4%        2.5%

Taxes @ 34.0%                                           ($188)       ($212)      ($228)       ($249)      ($265)
NOL Carry Forward Tax Credit                               $0           $0          $0           $0          $0
Sources-(Uses) of Cash
     Net Change in Working Capital                       ($51)         $24         $24          $25         $25
     Depreciation & Amortization                         $896         $939        $981       $1,024      $1,067
     Capital Expenditures                               ($300)       ($300)      ($300)       ($300)      ($300)

                                                  ==============================================================
Operating Cash Flow                                      $910       $1,074      $1,148       $1,232      $1,307
                                                  ==============================================================

Takeout Value
     EBIT                                                                                                  $779
     Less NOL Carry Forward                       (No adjustment using EBIT multiple)                        $0
                                                                                                    ------------
     Sustainable Cash Flow                                                                                 $779
     EBIT Multiple                                                                                         $5.5
                                                                                                    ------------
     Takeout                                                                                             $4,286

Cash Flow Discount Rate                                  13.6%
Takeout Discount Rate                                    13.6%

Cash Flows from Operations                               $910       $1,074      $1,148       $1,232      $1,307
Cash Flow from Takeout                                                                                   $4,286
                                                  --------------------------------------------------------------
Present Value of Cash Flows from Opers.                  $801         $833        $784         $741        $692
Present Value of Cash Flows from Takeout                                                                 $2,269
                                                  ==============================================================
Present Value Total                                      $801       $1,634      $2,418       $3,159      $6,119

                      WENDY'S OF WEST MICHIGAN -- BUDGETED
                      DISCOUNTED CASH FLOW ANALYSIS SUMMARY




Weighted Average Cost of Capital Calculation
-----------------------------------------------------------------------------------------------------------------------
                                                      Proportion    Opportunity      Tax      After-Tax   Contribution
Source of Capital                                     of Capital        Cost       Benefit       Cost       to WACC
-----------------------------------------------------------------------------------------------------------------------
Senior Debt                                                60.0%         9.0%       34.0%         5.9%        3.6%
Mezzanine Debt                                              0.0%        20.0%       34.0%        13.2%        0.0%
Equity                                                     40.0%        25.0%                    25.0%       10.0%
                                                                                                         ---------
Weighted Average Cost of Capital                                                                             13.6%
                                                                                                         ---------

------------------------------------------------------------------------------------------------------------------


Discounted Cash Flow Assumptions                                           Takeout Calculation
----------------------------------------------------------------           ---------------------------------------
Cash Flow Discount Rate / WACC                             13.6%           EBIT                              $779
EBIT Multiple                                               5.5x           EBIT Multiple                      5.5x
                                                                                                         ---------
Takeout Discount Rate                                      13.6%           Takeout Value                   $4,284
----------------------------------------------------------------           ---------------------------------------

Discounted Cash Flow Calculation
------------------------------------------------------------------------------------------------------------------
                                                                # of Years to      Discount  Present
                            Year                   Cash Flow        Discount        Factor    Value    Price/Share
                         -----------------------------------------------------------------------------------------
                         1998F                     $        910          1           0.8806    $801        $637.56
                         1999F                     $      1,074          2           0.7754    $833        $662.62
                         2000F                     $      1,148          3           0.6828    $784        $623.65
                         2001F                     $      1,232          4           0.6012    $741        $589.29
                         2002F                     $      1,307          5           0.5294    $692        $550.48
                         Take out                  $      4,284          5           0.5294  $2,268      $1,804.69
                                                                                            ----------------------
Intrinsic  Value                                                                             $6,119      $4,868.42


Adjustment to Shareholder Value
-------------------------------------
Plus Excess Cash & Mkt. Secs.                                                                    $0          $0.00
Plus: Prepaids & Other Assets                                                                    $0          $0.00
Plus: Remaining NOL Value                                                                        $0          $0.00
Less Existing Debt                                                                          ($3,609)    ($2,871.58)
                                                                                            ----------------------
SHAREHOLDER VALUE                                                                            $2,510      $1,996.84
                                                                                            ----------------------
Price / Share
------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                          DISCOUNTED CASH FLOW ANALYSIS
                            (AGGRESSIVE SCENARIO)

          ------------------------------------------------------------

                     WENDY'S OF WEST MICHIGAN -- AGGRESSIVE
                      DISCOUNTED CASH FLOW ANALYSIS SUMMARY


                                                       1998F        1999F       2000F        2001F       2002F
                                                  --------------------------------------------------------------
Sales                                                 $27,783      $28,477     $29,189      $29,919     $30,667
Sales Growth                                              2.5%         2.5%        2.5%         2.5%        2.5%
EBIT                                                   $1,028       $1,083      $1,139       $1,153      $1,212
EBIT%                                                     3.7%         3.8%        3.9%         3.9%        4.0%
Adjustments
-----------
Rebates                                                  $296         $303        $310         $317        $324
Additional Rent Expense                                 ($496)       ($509)      ($521)       ($534)      ($548)
Expense Reduction                                          $0           $0          $0           $0          $0
                                                  --------------------------------------------------------------
Total Adjustments                                       ($200)       ($206)      ($211)       ($217)      ($224)

Adjusted EBIT                                            $828         $877        $928         $936        $988
                                                  --------------------------------------------------------------
Adjusted EBIT%                                            3.0%         3.1%        3.2%         3.1%        3.2%

Taxes @ 34.0%                                           ($282)       ($298)      ($316)       ($318)      ($336)
NOL Carry Forward Tax Credit                               $0           $0          $0           $0          $0
Sources - (Uses) of Cash
     Net Change in Working Capital                       ($56)         $25         $24          $29         $25
     Depreciation & Amortization                         $896         $939        $981       $1,024      $1,067
     Capital Expenditures                               ($300)       ($300)      ($300)       ($300)      ($300)

                                                  --------------------------------------------------------------
Operating Cash Flow                                    $1,086       $1,243      $1,318       $1,370      $1,445
                                                  ==============================================================

Takeout Value
     EBIT                                                                                                  $988
     Less NOL Carry Forward                       (No Adjustment using EBIT multiple)                        $0
                                                                                                    ------------
     Sustainable Cash Flow                                                                                 $988
     EBIT Multiple                                                                                          5.5
                                                                                                    ------------
     Takeout                                                                                             $5,435

Cash Flow Discount Rate                                  13.6%
Takeout Discount Rate                                    13.6%

Cash Flows from Operations                             $1,086       $1,243      $1,318       $1,370      $1,445
Cash Flow from Takeout                                                                                   $5,435
                                                  --------------------------------------------------------------
Present Value of Cash Flows from Opers.                  $957         $964        $900         $824        $765
Present Value of Cash Flows from Takeout                                                                 $2,878
                                                  ==============================================================
Present Value Total                                      $957       $1,920      $2,820       $3,644      $7,287


                     WENDY'S OF WEST MICHIGAN - AGGRESSIVE
                     DISCOUNTED CASH FLOW ANALYSIS SUMMARY

Weighted Average Cost of Capital Calculation
                                            Preparation of          Opportunity                                   Contribution to
Source of Capital                               Capital                 Cost        Tax Benefit   After-Tax Cost       WACC

Senior Debt                                      60.0%                 9.0%             34.0%         5.9%              3.6%
Mezzazine Debt                                    0.9%                20.0%             34.0%        13.2%              0.0%
Equity                                           49.9%                23.0%                          23.0%             10.0%
                                                                                                                     ------
Weighted Average Cost of Capital                                                                                       13.6%
                                                                                                                     ======


Discounted Cash Flow Assumptions                                              Takeout Calculation
Cash Flow Discount Rate/WACC                        13.6 %                    EBIT                                        $988
EBIT Multiple                                         5.5x                    EBIT Multiple                                5.5x
                                                                                                                        ------
Takeout Discount Rate                               13.6 %                    Takeout Value                             $1,439


       Discounted Cash Flow Calculation
                                                                 # of Years To       Discount
                                        Year     Cash Flow         Discount           Factor       Present Value   Price/Share
                                            --------------------------------------------------------------------------------------
                                       1998F     $1,084                1               0.6606          $937           $762.22
                                       1999F     $1,243                2               0.7734          $963           $766.39
                                       2000F     $1,318                3               0.6820          $900           $713.99
                                       2001F     $1,371                4               0.6012          $824           $655.80
                                       2002F     $1,445                5               0.5294          $765           $608.67
                                   Take out      $5,435                5               0.5294        $2,878         $2,289.55
                                                                                               ------------------------------
             Intrinsic Value                                                                         $7,287         $5,797.82

             Adjustment to Shareholder Value
             -------------------------------
              Plus Excess Cash/Mkt Secu.                                                                 $0             $0.00
              Plus: Prepaids & Other Assets                                                              $0             $0.09
              Plus: Remaining NOL Value                                                                  $0             $0.00
                Less Existing Debt                                                                  ($3,609)        $2,871.58
                                                                                                    -------------------------
              Shareholder Value                                                                      $3,678         $2,926.24
                                                                                                    =========================
              Price/Share



--------------------------------------------------------------------------------

                          DISCOUNTED CASH FLOW ANALYSIS
                             (CONSERVATIVE SCENARIO)


        ---------------------------------------------------------------

                    WENDY'S OF WEST MICHIGAN -- CONSERVATIVE
                      DISCOUNTED CASH FLOW ANALYSIS SUMMARY


                                                       1998F        1999F       2000F        2001F       2002F
                                                  --------------------------------------------------------------
Sales                                                 $27,783      $28,477     $29,189      $29,919     $30,667
Sales Growth                                              2.5%         2.5%        2.5%         2.5%        2.5%
EBIT                                                     $695         $712        $730         $763        $782
EBIT%                                                     2.5%         2.5%        2.5%         2.6%        2.6%
Adjustments
-----------
Rebates                                                  $246         $253        $260         $267        $274
Additional Rent Expense                                 ($496)       ($509)      ($521)       ($534)      ($548)
Expense Reduction                                          $0           $0          $0           $0          $0
                                                  --------------------------------------------------------------
Total Adjustments                                       ($250)       ($256)      ($261)       ($267)      ($274)

Adjusted EBIT                                            $445         $456        $469         $496        $508
                                                  --------------------------------------------------------------
Adjusted EBIT%                                            1.6%         1.6%        1.6%         1.7%        1.7%

Taxes @ 34.0%                                           ($151)       ($155)      ($159)       ($169)      ($173)
NOL Carry Forward Tax Credit                               $0           $0          $0           $0          $0
Sources - (Uses) of Cash
     Net Change in Working Capital                       ($51)         $25         $22          $25         $25
     Depreciation & Amortization                         $896         $939        $981       $1,024      $1,067
     Capital Expenditures                               ($300)       ($300)      ($300)       ($300)      ($300)

                                                  ==============================================================
Operating Cash Flow                                      $838         $965      $1,013       $1,077      $1,128
                                                  ==============================================================

Takeout Value
     EBIT                                                                                                  $508
     Less NOL Carry Forward                       (No adjustment using EBIT multiple)                        $0
                                                                                                    ------------
     Sustainable Cash Flow                                                                                 $508
     EBIT Multiple                                                                                          5.5
                                                                                                    ------------
     Takeout                                                                                             $2,794

Cash Flow Discount Rate                                  13.6%
Takeout Discount Rate                                    13.6%

Cash Flows from Operations                               $838         $965      $1,013       $1,077      $1,128
Cash Flow from Takeout                                                                                   $2,794
                                                  --------------------------------------------------------------
Present Value of Cash Flows from Opers.                  $738         $748        $692         $647        $597
Present Value of Cash Flows from Takeout                                                                 $1,479
                                                  ==============================================================
Present Value Total                                      $738       $1,487      $2,178       $2,826      $4,902


                     WENDY'S OF WEST MICHIGAN - CONSERVATIVE
                      DISCOUNTED CASH FLOW ANALYSIS SUMMARY

Weighted Average Cost of Capital Calculation

                                    Preparation of   Opportunity                                        Contribution to
SOURCE OF CAPITAL                      Capital          Cost         Tax Benefit    After-Tax Cost            WACC
Senior Debt                             60.0%            9.0%           34.0%            5.9%                 3.6%
Mezzanine Debt                           0.0%           20.0%           34.0%           13.2%                 0.0%
Equity                                  40.0%           25.0%                           23.0%                10.0%
                                                                                                             ----
Weighted Average Cost of Capital                                                                             13.6%
                                                                                                             ====

Discounted Cash Flow Assumptions                                                           Takeout Calculation
Cash Flow Discount Rate/WACC             13.6%                                             EBIT                          $598
EBIT Multiple                             5.5x                                             EBIT Multiple                 5.5x
                                                                                                                       ------
Takeout Discount Rate                    13.6%                                             Takeout Value               $2,793
                                                                                                                       ======

         Discounted Cash Flow Calculations
                                                                     # of Years to   Discount
                                                Year     Cash Flow     Discount       Factor      Present Value      Price/Share
                                                     ----------------------------------------------------------------------------
                                               1998F        $839          1           0.8806           $738           $587.58
                                               1999F        $965          2           0.7754           $748           $595.24
                                               2000F      $1,014          3           0.6828           $692           $550.61
                                               2001F      $1,077          4           0.6012           $647           $324.99
                                               2002F      $1,128          5           0.5294           $597           $475.10
                                            Take out      $2,793          5           0.5294         $1,479         $1,176.53
                                                                                                    --------------------------
         Intrinsic Value                                                                             $4,982         $3,900.04


         Adjustment to Shareholder Value
         -------------------------------
         Plus Excess Cash/Mkt. Secu.                                                                     $0             $0.00
         Plus: Prepaids & Other Assets                                                                   $0             $0.00
         Plus: Remaining NOL Value                                                                       $0             $0.00
           Less Existing Debt                                                                       ($3,609)       ($2,071.58)
                                                                                                    --------------------------
         Shareholder Value                                                                           $1,293         $1,028.47
                                                                                                    ==========================
         Price/Share

                                      D-9

--------------------------------------------------------------------------------

                           COMPARABLE COMPANY ANALYSIS

            --------------------------------------------------------


                  WENDYS OF WEST MICHIGAN LIMITED PARTNERSHIP
              ANALYSIS OF COMPARABLE PUBLICITY - TRADED COMPANIES



                                                                         Stock Price(1)
                                                         -----------------------------------------
Company                               FYE       Symbol            Close      52 WK H      52 WK L
--------------------------------------------------------------------------------------------------


AU BON PAIN CO., INC.                12/30      ABPCA              $8.75       $9.00        $5.44
BLIMPIE INTERNATIONAL, INC.           6/30       BMPE              $4.56      $13.25        $4.38
BOSTON CHICKEN, INC.                 12/31       BOST             $14.13      $41.50       $10.63
SCHLOTZSKY'S, INC.                   12/31       BUNZ             $18.75      $20.38        $9.25
BACK YARD BURGERS, INC.              12/30       BYBI              $1.88       $2.44        $1.63
CHECKERS DRIVE-IN REST.               1/1        CHKR              $1.25       $3.03        $0.72
CKE RESTAURANTS, INC.                 1/31       CKR              $42.88      $43.13       $18.38
CONSOLIDATED PRODUCTS                 9/27       COP              $18.06      $19.00       $14.00
DAVCO RESTAURANTS, INC.               9/30       DVC              $17.88      $18.13        $8.38
EINSTEIN/NOAH BAGEL CORP             12/31       ENBX             $12.69      $36.50        $8.75
KOO KOO ROO, INC.                    12/31       KKRO              $5.31       $8.81        $3.50
MCDONALD'S CORPORATION               12/31       MCD              $46.69      $54.88       $42.50
MORGAN'S FOODS, INC.                  3/3         MR               $2.13       $4.13        $1.50
NATHAN'S FAMOUS                       3/31       NATH              $4.25       $4.56        $2.75
NPC INTERNATIONAL, INC.               3/26       NPCI             $12.44      $12.63        $7.88
PJ AMERICA, INC.                     12/31       PJAM             $15.94      $22.25       $12.13
PAPA JOHN'S INT'L, INC.              12/31       PZZA             $33.00      $39.50       $22.63
QUALITY DINING, INC.                 10/29       QDIN              $6.06      $30.50        $3.38
RALLY'S HAMBURGERS, INC.             12/31       RLLY              $2.88       $5.00        $1.88
SBARRO, INC.                         12/31       SBA              $27.00      $29.75       $24.25
SHOWBIZ PIZZA TIME, INC.             12/29       SHBZ             $23.88      $27.38       $14.00
TACO CABANA, INC.                    12/31       TACO              $5.50       $8.13        $3.75
WENDY'S INTERNATIONAL                12/31       WEN              $21.88      $27.94       $18.25







                                     Shares        Market         Agg.       Funded       Debt/
Company                              Outsdg.       Equity        Value(2)     Debt       Equity(5)
-----------------------------------------------------------------------------------------------
                                      (000,S)       ($MM)       ($MM)        ($MM)

AU BON PAIN CO., INC.                 10,102         $88.4       $167.7       $82.3         91.0%
BLIMPIE INTERNATIONAL, INC             9,526         $43.4        $40.2        $0.0          0.0%
BOSTON CHICKEN, INC.                  68,318        $965.3     $1,521.7      $732.5         73.0%
SCHLOTZSKY'S, INC.                     5,549        $104.0       $100.3        $3.8         11.0%
BACK YARD BURGERS, INC.                4,246          $8.0         $9.2        $2.1         26.0%
CHECKERS DRIVE-IN REST.               60,750         $75.9       $110.7       $38.7         73.0%
CKE RESTAURANTS, INC.                 41,786      $1,791.8     $1,849.7       $86.1         38.0%
CONSOLIDATED PRODUCTS                 16,535        $298.6       $350.3       $53.1         75.0%
DAVCO RESTAURANTS, INC.                6,429        $115.0       $167.1       $53.5        114.0%
EINSTEIN/NOAH BAGEL CORP              33,270        $422.2       $477.0      $125.0         37.0%
KOO KOO ROO, INC.                     17,167         $91.2        $84.3        $2.4          3.0%
MCDONALD'S CORPORATION               688,017     $32,123.5    $37,563.9    $5,742.6         66.0%
MORGAN'S FOODS, INC.                   2,942          $6.3        $16.4       $12.6        399.0%
NATHAN'S FAMOUS                        4,722         $20.1        $19.9        $0.0          0.0%
NPC INTERNATIONAL, INC.               24,668        $306.9       $511.1      $209.5        206.0%
PJ AMERICA, INC.                       5,505         $87.7        $83.9        $0.0          0.0%
PAPA JOHN'S INT'L, INC.               28,958        $955.6       $947.7        $1.5          1.0%
QUALITY DINING, INC.                  16,910        $102.5       $241.2      $140.8        204.0%
RALLY'S HAMBURGERS, INC.              20,826         $60.0       $125.8       $69.1        370.0%
SBARRO, INC.                          20,440        $551.9       $459.1        $0.0          0.0%
SHOWBIZ PIZZA TIME, INC.              18,753        $447.8       $464.0       $28.9         18.0%
TACO CABANA, INC.                     14,827         $81.5        $96.4       $14.9         13.0%
WENDY'S INTERNATIONAL                131,704      $2,881.7     $2,877.6      $246.6         18.0%


                                                                                      Aggregate Value
                                                                                   As a Multiple of L12M:
                                                                     -----------------------------------------------
                                               LTM                          L12M            L12M           L12M
                              ---------------------------------------
Company                                Sales4       EBIT4      EBITDA4      Sales           EBIT          EBITDA
--------------------------------------------------------------------------------------------------------------------
                                       ($MM)        ($MM)       ($MM)

AU BON PAIN CO., INC.                  $243.4        $4.6        $21.2        0.7 x          36.5 x           7.9 x
BLIMPIE INTERNATIONAL, IN               $37.8        $4.7         $5.1        1.1 x           8.6 x           7.9 x
BOSTON CHICKEN, INC.                   $334.0      $108.8       $138.3        4.6 x          14.0 x          11.0 x
SCHLOTZSKY'S, INC.                      $22.4        $2.8         $4.6        4.5 x          35.8 x          21.8 x
BACK YARD BURGERS, INC.                 $24.5        $0.3         $1.4        0.4 x          30.7 x           6.6 x
CHECKERS DRIVE-IN REST.                $155.8      ($18.8)       ($6.5)       0.7 x          n/a  x           n/a x
CKE RESTAURANTS, INC.                  $696.6       $50.1        $81.1        2.7 x          36.9 x          22.8 x
CONSOLIDATED PRODUCTS                  $255.4       $25.0        $37.8        1.4 x          14.0 x           9.3 x
DAVCO RESTAURANTS, INC.                $221.4       $16.3        $24.9        0.8 x          10.2 x           6.7 x
EINSTEIN/NOAH BAGEL CORP                $55.7        $4.1         $9.5        8.6 x         116.3 x          50.2 x
KOO KOO ROO, INC.                       $45.0      ($13.6)       ($8.3)       1.9 x          n/a  x           n/a x
MCDONALD'S CORPORATION              $11,045.6    $2,655.9     $3,413.8        3.4 x          14.1 x          11.0 x
MORGAN'S FOODS, INC.                    $38.3        $0.4         $2.1        0.4 x          40.9 x           7.8 x
NATHAN'S FAMOUS                         $26.7        $1.3         $2.8        0.7 x          15.3 x           7.1 x
NPC INTERNATIONAL, INC.                $326.0       $35.4        $53.7        1.6 x          14.4 x           9.5 x
PJ AMERICA, INC.                        $16.8        $1.7         $2.2        5.0 x          49.3 x          38.1 x
PAPA JOHN'S INT'L, INC.                $392.9       $29.0        $39.9        2.4 x          32.7 x          23.8 x
QUALITY DINING, INC.                   $286.2       $12.1        $29.1        0.8 x          19.9 x           8.3 x
RALLY'S HAMBURGERS, INC.               $144.2        $7.8        $18.2        0.9 x          16.1 x           6.9 x
SBARRO, INC.                           $332.8       $56.5        $79.6        1.4 x           8.1 x           5.8 x
SHOWBIZ PIZZA TIME, INC.               $319.9       $50.1        $75.8        1.5 x           9.3 x           6.1 x
TACO CABANA, INC.                      $130.0        $6.9        $16.6        0.7 x          14.0 x           5.8 x
WENDY'S INTERNATIONAL                $1,994.5      $287.9       $355.9        1.4 x          10.0 x           8.1 x

            --------------------------------------------------------------------------------------------------------
                  MEDIAN:                                                     1.4 x          15.3 x           8.1
                  MEAN:                                                       2.1            26.1            13.5
                  MEAN (excluding high and low)                               1.8            22.3            11.9
            --------------------------------------------------------------------------------------------------------





                                   Share Price as a Multiple of:                                  Market
                                 ----------------------------------------------      Book         Equity/
                                      L12M           1197E           1998E          Value/        Book
Company                               EPS            EPS(3)          EPS(3)        Share(4)       Value
----------------------------------------------------------------------------------------------------------


AU BON PAIN CO., INC.                 n/m x          43.8 x          25.0 x         $7.65       1.1 x
BLIMPIE INTERNATIONAL, IN            12.7 x           n/a x           n/a x         $1.94       2.4 x
BOSTON CHICKEN, INC.                 12.7 x          13.2 x          10.5 x        $15.06       0.9 x
SCHLOTZSKY'S, INC.                   27.2 x          22.9 x          17.4 x         $6.21       3.0 x
BACK YARD BURGERS, INC.              20.9 x           n/a x           n/a x         $1.95       1.0 x
CHECKERS DRIVE-IN REST.               n/m x           n/a x           n/a x         $0.87       1.4 x
CKE RESTAURANTS, INC.                44.8 x          40.5 x          29.6 x         $6.74       6.4 x
CONSOLIDATED PRODUCTS                18.5 x          17.9 x          15.2 x         $4.56       4.0 x
DAVCO RESTAURANTS, INC.              31.4 x          16.0 x          14.3 x         $7.78       2.3 x
EINSTEIN/NOAH BAGEL CORP             21.9 x          20.5 x          15.5 x        $10.01       1.3 x
KOO KOO ROO, INC.                     n/m x           n/a x          n/a  x         $3.95       1.3 x
MCDONALD'S CORPORATION               20.1 x          19.2 x          17.1 x        $12.21       3.8 x
MORGAN'S FOODS, INC.                  n/m x           n/a x          n/a  x         $1.11       1.9 x
NATHAN'S FAMOUS                      23.6 x           n/a x          n/a  x         $4.76       0.9 x
NPC INTERNATIONAL, INC.              17.0 x          13.5 x          10.9 x         $4.12       3.0 x
PJ AMERICA, INC.                      n/m x          23.4 x          19.7 x         $3.89       4.1 x
PAPA JOHN'S INT'L, INC.              41.1 x          35.9 x          27.7 x         $6.45       5.1 x
QUALITY DINING, INC.                  n/m x           n/a x          22.4 x         $4.08       1.5 x
RALLY'S HAMBURGERS, INC.              n/m x          24.0 x           4.8 x         $0.93       3.1 x
SBARRO, INC.                         14.3 x          13.6 x          12.3 x        $10.19       2.6 x
SHOWBIZ PIZZA TIME, INC.             23.0 x          18.8 x          16.0 x         $8.45       2.8 x
TACO CABANA, INC.                    39.3 x          23.9 x          16.7 x         $7.63       0.7 x
WENDY'S INTERNATIONAL                18.2 x          16.0 x          13.9 x        $10.00       2.2 x



-----------------------------------------------------------------------------------------------------
MEDIAN:                                21.x            19.x            16.x         $6.21       2.3 x
MEAN:                                  24.2            22.7            17.0         $6.11       2.5
MEAN (excluding high and low)          23.5            21.9            17.0         $5.93       2.4
-----------------------------------------------------------------------------------------------------






All Financials taken from Strategic Investor data service except as noted


NOTES:   (1)Closing prices as of 9/15/97
         (2)Aggregate value equals market value of equity plus total debt and preferred stock net of cash and marketable securities
         (3)Based on median I/B/E/S estimates as of 9/16/97
         (4)Financials taken from Bloomberg System
         (5)Debt/Equity consists of Total Funded Debt to Total Balance Sheet Equity
         (6)Current Ratio consists of latest quarter Current Assets to latest quarter Current Liabilities


                  WENDYS OF WEST MICHIGAN LIMITED PARTNERSHIP
              ANALYSIS OF COMPARABLE PUBLICITY - TRADED COMPANIES




                                                                                 Stock Price(1)
                                                                    -------------------------------------
Company                                    FYE        Symbol             Close      52 WK H      52 WK L
----------------------------------------------------------------------------------------------------------


AU BON PAIN CO., INC.                     12/30       ABPCA              $8.75        $9.00       $5.44
BLIMPIE INTERNATIONAL, INC.               6/30         BMPE              $4.56       $13.25       $4.38
BOSTON CHICKEN, INC.                      12/31        BOST             $14.13       $41.50      $10.63
SCHLOTZSKY'S, INC.                        12/31        BUNZ             $18.75       $20.38       $9.25
BACK YARD BURGERS, INC.                   12/30        BYBI              $1.88        $2.44       $1.63
CHECKERS DRIVE-IN REST.                    1/1         CHKR              $1.25        $3.03       $0.72
CKE RESTAURANTS, INC.                     1/31         CKR              $42.88       $43.13      $18.38
CONSOLIDATED PRODUCTS                     9/27         COP              $18.06       $19.00      $14.00
DAVCO RESTAURANTS, INC.                   9/30         DVC              $17.88       $18.13       $8.38
EINSTEIN/NOAH BAGEL CORP                  12/31        ENBX             $12.69       $36.50       $8.75
KOO KOO ROO, INC.                         12/31        KKRO              $5.31        $8.81       $3.50
MCDONALD'S CORPORATION                    12/31        MCD              $46.69       $54.88      $42.50
MORGAN'S FOODS, INC.                       3/3          MR               $2.13        $4.13       $1.50
NATHAN'S FAMOUS                           3/31         NATH              $4.25        $4.56       $2.75
NPC INTERNATIONAL, INC.                   3/26         NPCI             $12.44       $12.63       $7.88
PJ AMERICA, INC.                          12/31        PJAM             $15.94       $22.25      $12.13
PAPA JOHN'S INT'L, INC.                   12/31        PZZA             $33.00       $39.50      $22.63
QUALITY DINING, INC.                      10/29        QDIN              $6.06       $30.50       $3.38
RALLY'S HAMBURGERS, INC.                  12/31        RLLY              $2.88        $5.00       $1.88
SBARRO, INC.                              12/31        SBA              $27.00       $29.75      $24.25
SHOWBIZ PIZZA TIME, INC.                  12/29        SHBZ             $23.88       $27.38      $14.00
TACO CABANA, INC.                         12/31        TACO              $5.50        $8.13       $3.75
WENDY'S INTERNATIONAL                     12/31        WEN              $21.88       $27.94      $18.25





                                    Common Stock Price
                                 -------------------------
                                  As a % of  Premium to               Institutional Ownership
                                   52 WK       52 WK       Public     -----------------------     LTM          Dividend
Company                             High         Low        Float     Net Purch.   % Owned      Dividend         Yield
-----------------------------------------------------------------------------------------------------------------------


AU BON PAIN CO., INC.               97.2%       60.8%       6,600           99       54.5%         n/a           0.00%
BLIMPIE INTERNATIONAL, INC.         34.4%        4.1%       3,900         (146)       4.4%       $0.03           0.66%
BOSTON CHICKEN, INC.                34.0%       32.9%      32,100       (1,063)      71.3%         n/a           0.00%
SCHLOTZSKY'S, INC.                  92.0%      102.7%       2,900          (48)      13.8%         n/a           0.00%
BACK YARD BURGERS, INC.             77.0%       15.3%       3,100            0        1.1%         n/a           0.00%
CHECKERS DRIVE-IN REST.             41.3%       73.6%      57,700         (204)       3.8%         n/a           0.00%
CKE RESTAURANTS, INC.               99.4%      133.3%      32,600        2,017       55.5%       $0.08           0.19%
CONSOLIDATED PRODUCTS               95.1%       29.0%       9,900          126       33.2%         n/a           0.00%
DAVCO RESTAURANTS, INC.             98.6%      113.4%       2,300           82       67.4%         n/a           0.00%
EINSTEIN/NOAH BAGEL CORP            34.8%       45.0%      12,300        2,676       20.9%         n/a           0.00%
KOO KOO ROO, INC.                   60.3%       51.7%       5,300          262       13.5%         n/a           0.00%
MCDONALD'S CORPORATION              85.1%        9.9%     681,100        5,813       52.2%       $0.33           0.71%
MORGAN'S FOODS, INC.                51.6%       42.0%       1,600         (106)      40.8%         n/a           0.00%
NATHAN'S FAMOUS                     93.2%       54.5%       1,800          328       14.8%         n/a           0.00%
NPC INTERNATIONAL, INC.             98.5%       57.9%       8,900          416       25.1%         n/a           0.00%
PJ AMERICA, INC.                    71.6%       31.4%       3,900          911       31.8%         n/a           0.00%
PAPA JOHN'S INT'L, INC.             83.5%       45.8%       9,600        3,765       79.8%         n/a           0.00%
QUALITY DINING, INC.                19.9%       79.3%       9,100          367       35.4%         n/a           0.00%
RALLY'S HAMBURGERS, INC.            57.6%       53.2%       1,900          830       19.1%         n/a           0.00%
SBARRO, INC.                        90.8%       11.3%      12,700        1,535       57.5%       $1.08           4.00%
SHOWBIZ PIZZA TIME, INC.            87.2%       70.6%      15,000        1,727       69.0%         n/a           0.00%
TACO CABANA, INC.                   67.7%       46.7%       9,300           38       66.7%         n/a           0.00%
WENDY'S INTERNATIONAL               78.3%       19.9%     108,000           34       53.6%       $0.24           1.10%


                                                 ---------------------------------------------------------------------
                                                 MEDIAN:                                         $0.24           0.00%
                                                 MEAN:                                           $0.35           0.29%
                                                 MEAN (excluding high and low)                   $0.22           0.13%
                                                 ---------------------------------------------------------------------



                                       Level 1 ROA
                                      -------------
                             Total      Oper. Inc./   Working      Current        EBIT       EBITDA
Company                      Assets      TA - Cash    Capital      Ratio(6)      Margin      Margin
----------------------------------------------------------------------------------------------------
                             (MM)

AU BON PAIN CO., INC.         $192.8         2.42%       $7.9         1.39         1.9%        8.7%
BLIMPIE INTERNATIONAL, IN      $23.8        22.88%       $8.2         0.00        12.4%       13.5%
BOSTON CHICKEN, INC.        $2,005.8         5.95%     $182.6         5.07        32.6%       41.4%
SCHLOTZSKY'S, INC.             $42.3         8.08%      $11.9         5.09        12.5%       20.5%
BACK YARD BURGERS, INC.        $11.3         2.87%       $0.3         1.26         1.2%        5.7%
CHECKERS DRIVE-IN REST.       $124.9       -15.54%     ($16.2)        0.51       -12.1%       -4.2%
CKE RESTAURANTS, INC.         $410.0        13.12%     ($17.4)        0.79         7.2%       11.6%
CONSOLIDATED PRODUCTS         $157.9        15.97%     ($20.5)        0.43         9.8%       14.8%
DAVCO RESTAURANTS, INC.       $118.3        13.94%     ($28.1)        0.16         7.4%       11.2%
EINSTEIN/NOAH BAGEL CORP      $482.8         0.99%      $71.0         5.97         7.4%       17.1%
KOO KOO ROO, INC.              $74.3       -20.89%       $9.4         4.64       -30.2%      -18.4%
MCDONALD'S CORPORATION     $17,562.0        15.39%  ($1,400.9)        0.44        24.0%       30.9%
MORGAN'S FOODS, INC.           $19.9         2.30%      ($1.6)        0.68         1.0%        5.5%
NATHAN'S FAMOUS                $28.0         4.68%       $5.0         1.92         4.9%       10.5%
NPC INTERNATIONAL, INC.       $378.7         9.48%     ($28.1)        0.39        10.9%       16.5%
PJ AMERICA, INC.               $23.5         8.65%      $14.6         7.72        10.1%       13.1%
PAPA JOHN'S INT'L, INC.       $226.6        13.35%      $14.2         1.61         7.4%       10.2%
QUALITY DINING, INC.          $262.0         4.66%     ($20.3)        0.57         4.2%       10.2%
RALLY'S HAMBURGERS, INC.      $111.3         7.22%      ($9.6)        0.53         5.4%       12.6%
SBARRO, INC.                  $251.0        35.72%      $74.4         3.69        17.0%       23.9%
SHOWBIZ PIZZA TIME, INC.      $227.6        23.31%       $2.3         1.06        15.7%       23.7%
TACO CABANA, INC.             $143.2         4.82%      ($5.7)        0.53         5.3%       12.8%
WENDY'S INTERNATIONAL       $1,867.4        17.81%     $184.0         1.93        14.4%       17.8%

---------------------------------------------------------------------------------------------------
MEDIAN:                       $157.9         8.08%       $2.3         1.06         7.4%       12.8%
MEAN:                       $1,075.9         8.57%     ($41.9)        2.02         7.4%       13.5%
MEAN (excluding
high and low)                 $341.5         8.68%      $12.1         1.84         8.0%       13.6%
---------------------------------------------------------------------------------------------------

All Financials taken from Strategic Investor data service except as noted


NOTES:   (1)Closing prices as of 9/15/97
         (2)Aggregate value equals market value of equity plus total debt and preferred stock net of cash and marketable securities
         (3)Based on median I/B/E/S estimates as of 9/16/97
         (4)Financials taken from Bloomberg System
         (5)Debt/Equity consists of Total Funded Debt to Total Balance Sheet Equity
         (6)Current Ratio consists of latest quarter Current Assets to latest quarter Current Liabilities

                  WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP
                              COMPARABLE COMPANIES
--------------------------------------------------------------------------------

Au Bon Pain Company, Inc.                   Au Bon Pain Company, Inc. is a chain
                                            of 289 bakery cafes, 231 of which
                                            are company-owned and operated. The
                                            Company, which does business under
                                            the names "Au Bon Pain" and "Saint
                                            Louis Bread Company," positions its
                                            bakery cafes to serve customers
                                            where they work and shop. Au Bon
                                            Pain has bakery cafes throughout the
                                            United States and in Santiago,
                                            Chile.

Back Yard Burgers, Inc.                     Back Yard Burgers, Inc. operates and
                                            franchises quick-service restaurants
                                            in 15 states. The Company's menu is
                                            diverse, emphasizing made-to-order
                                            charbroiled burgers, chicken
                                            sandwiches, name-brand condiments
                                            and other items. Back Yard operates
                                            or franchises approximately 44
                                            stores.

Blimpie International, Inc.                 Blimpie International, Inc.
                                            franchises, subfranchises and master
                                            licenses a chain of non-cooking,
                                            quick service sandwich outlets know
                                            as "Blimpie" outlets. The main
                                            products sold in a Blimpie outlet
                                            are sub sandwiches and salads. The
                                            Company has outlets across the
                                            United States and worldwide.

Boston Chicken, Inc.                        Boston Chicken, Inc. operates and
                                            franchises food service stores. The
                                            stores specialize in complete meals
                                            which include rotisserie roasted
                                            chicken and fresh vegetables, salads
                                            and other side dishes. Boston
                                            Chicken operates 1,087 stores in 38
                                            states and the District of Columbia
                                            under the name "Boston Market."

Checkers Drive-In Restaurants, Inc.         Checkers Drive-In Restaurants, Inc.,
                                            based in Clearwater, Florida,
                                            operates and franchises Checkers
                                            "double drive-through" quick service
                                            hamburger restaurants. These
                                            Restaurants provide
                                            automobile-oriented service,
                                            featuring hamburgers, french fries,
                                            hot dogs, chicken and fish
                                            sandwiches, soft drinks and
                                            milkshakes. The Restaurants are
                                            located throughout the United
                                            States.

CKE Restaurants, Inc.                       CKE Restaurants, Inc. is the parent
                                            company of Carl Karcher Enterprises,
                                            Inc., Casa Bonita Incorporated and
                                            Summit Family Restaurants Inc. The
                                            Company operates "Rally's" quick-
                                            service restaurants, "Taco Bueno"
                                            quick-service restaurants, "JB's
                                            Restaurants," "HomeTown Buffet"
                                            restaurants and "Galaxy Diner"
                                            restaurants.

                  WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP
                              COMPARABLE COMPANIES
--------------------------------------------------------------------------------

Consolidated Products, Inc.                 Consolidated Products, Inc. operates
                                            208 company-owned and franchised
                                            restaurants throughout Southern and
                                            Midwestern states. The restaurants
                                            operate under the name of "Steak n
                                            Shake," which offer steakburgers,
                                            french fries, milkshakes and
                                            breakfast. The Company also operates
                                            casual, sports, Mexican and western
                                            restaurants as well as coffee shops
                                            throughout the South.

Davco Restaurants, Inc.                     Davco Restaurants, Inc. operates
                                            approximately 228 fast food
                                            restaurants under the trade name
                                            "Wendy's Old Fashioned Hamburgers".
                                            The Company maintains these
                                            franchises primarily throughout the
                                            Mid-Atlantic states.

Einstein/Noah Bagel Corp.                   Einstein/Noah Bagel Corp. operates
                                            and franchises specialty retail
                                            stores that feature fresh-baked
                                            bagels, cream cheeses, specialty
                                            coffee drinks, soups, sandwiches and
                                            salads. The Company operates its
                                            stores in the United States under
                                            the names "Einstein Bros. Bagels"
                                            and "Noah's New York Bagels."

Koo Koo Roo, Inc.                           Koo Koo Roo, Inc. operates and
                                            franchises fast-food restaurants
                                            featuring flame broiled skinless
                                            chicken under the names "Koo Koo
                                            Roo" and "Color Me Mine." The
                                            company owns and operates 28
                                            restaurants, 24 in California, two
                                            in Florida, one in Colorado and one
                                            in New York.


McDonald's  Corporation                     McDonald's Corporation develops,
                                            operates, franchises and services
                                            a worldwide system of restaurants.
                                            These restaurants prepare,
                                            assemble, package and sell a
                                            limited menu of quickly-prepared,
                                            moderately-priced foods. There are
                                            over 21,000 restaurants in the
                                            United States and 102 countries
                                            worldwide. Food items include
                                            hamburgers, chicken, salads,
                                            breakfast foods and beverages.


Morgan's Foods, Inc.                        Morgan's Foods, Inc. operates 40
                                            "Kentucky Fried Chicken" restaurants
                                            in five states. The Company also
                                            operates six "East Side Mario's"
                                            restaurants in Cleveland/Akron and
                                            Columbus, Ohio.

                  WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP
                              COMPARABLE COMPANIES
--------------------------------------------------------------------------------

Nathan's Famous Inc.                        Nathan's Famous Inc. operates and
                                            franchises fast food outlets
                                            featuring its famous all beef hot
                                            dogs, fresh french fries and other
                                            items. The Company's outlets are
                                            placed in airports, travel plazas,
                                            stadiums, military facilities and
                                            schools. Nathan's also licenses the
                                            "Nathan's Famous" trademark to
                                            Morrell for the manufacture of its
                                            hot dogs for sale to supermarkets.

NPC International, Inc.                     NPC International, Inc. is a "Pizza
                                            Hut" franchisee operating over 600
                                            restaurants and delivery kitchens in
                                            20 states. Through its subsidiary,
                                            Romacorp, Inc., the Company is
                                            owner/franchiser of "Tony
                                            Roma's-Famous for Ribs." Romacorp
                                            operates 40 "Tony Roma's" units and,
                                            through its affiliates, franchises
                                            another 140 including 49
                                            international facilities.

Papa John's International, Inc.             Papa John's International, Inc.
                                            operates franchise pizza delivery
                                            and carry-out restaurants under the
                                            "Papa John's" trademark. The Company
                                            operates 1,160 restaurants, 303
                                            company-owned and 857 franchised
                                            restaurants, operating in 32 states
                                            and the District of Columbia.

PJ America Inc.                             PJ America Inc. is a franchise of
                                            Papa John's pizza restaurants. The
                                            Company currently operates 46 Papa
                                            John's restaurants in Alabama,
                                            Virginia and Texas and has the
                                            rights to develop restaurants in
                                            Vancouver, Canada and certain parts
                                            of California and the commonwealth
                                            of Puerto Rico.

Quality Dining, Inc.                        Quality Dining, Inc. owns and
                                            operates quick-service and casual
                                            dining restaurants. The Company owns
                                            the Bruegger's Bagel Bakery,"
                                            "Grady's American Grill,"
                                            "Spageddies Italian Kitchen" and
                                            "Papa Vino's Italian Kitchen"
                                            concepts. The Company also operates
                                            "Burger King" restaurants and
                                            "Chili's Grill & Bar" restaurants as
                                            a franchisee.

Rally's Hamburgers, Inc.                    Rally's Hamburgers, Inc. operates
                                            and franchises double drive-through
                                            quick-service hamburger restaurants.
                                            These restaurants offer a limited
                                            menu of food service hamburger
                                            restaurants. These restaurants offer
                                            a limited menu of food items at
                                            prices comparably lower than their
                                            competitors. There are approximately
                                            474 company-owned and franchised
                                            restaurants located in 19 states.

                  WENDY'S OF WEST MICHIGAN LIMITED PARTNERSHIP
                              COMPARABLE COMPANIES
--------------------------------------------------------------------------------

Sbarro, Inc.                                Sbarro, Inc. develops and operates a
                                            chain of family-style,
                                            cafeteria-type Italian restaurants
                                            under the "Sbarro" and "Sbarro The
                                            Italian Eatery" names. The Company
                                            currently owns 820 and franchises
                                            214 restaurants in the United States
                                            and abroad.

Schlotzsky's, Inc.                          Schlotzsky's, Inc. franchises quick
                                            service restaurants that offer
                                            made-to-order sandwiches served on
                                            distinctive sourdough bread, pizzas,
                                            salads and soups. The Company
                                            currently operates over 600
                                            "Schlotzsky's" restaurants
                                            worldwide.

Showbiz Pizza Time, Inc.                    Showbiz Pizza Time, Inc. operates a
                                            system of 314 "Chuck E. Cheese's"
                                            restaurants in 44 states, of which
                                            244 are Company operated. The
                                            Company's restaurants offer pizza,
                                            sandwiches and other menu items and
                                            feature entertainment by life-size
                                            computer controlled robotic
                                            characters, rides and arcade games.

Taco Cabana                                 Taco Cabana operates a chain of 121
                                            Mexican food restaurants which are
                                            operated directly or through
                                            franchises. The Company's
                                            restaurants are currently located in
                                            eight states.

Wendy's International, Inc.                 Wendy's International, Inc.
                                            operates, develops and franchises a
                                            system of fast food restaurants. The
                                            Restaurants offer hamburgers, salads
                                            and chicken sandwiches. The Company
                                            operates or franchises over 4,933
                                            "Wendy's" and "Tim Hortons"
                                            restaurants in the United States and
                                            33 countries and territories.